The transactions pursuant to the joint share transfer described in this document involve securities of a Japanese company. The joint share transfer is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the joint share transfer, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

Internet Disclosure Matters upon Notice of Calling of the 113th Annual General Meeting of Shareholders

[Business Report]

Matters Regarding Rights to Subscribe for New Shares, etc. of the Bank

Systems to Ensure Proper Business Activities

[Financial Statements]

Statement of Changes in Equity

Notes to the Non-Consolidated Financial Statements

[Consolidated Financial Statements]

Consolidated Statement of Changes in Equity

Notes to the Consolidated Financial Statements

[Reference Documents for the General Meeting of Shareholders] (regarding Proposal 2)

The following matters from Proposal 2 “Approval of Share Transfer Plan With The Chukyo Bank, Limited.”

・ Matters regarding The Chukyo Bank, Limited. Rights to Subscribe for New Shares and Systems to Ensure Proper Business Activities by The Chukyo Bank, Limited.

・ Statement of Changes in Equity of The Chukyo Bank, Limited.

・ Notes to the Non-Consolidated Financial Statements of The Chukyo Bank, Limited.

・ Consolidated Statement of Changes in Equity of The Chukyo Bank, Limited.

・ Notes to the Consolidated Financial Statements of The Chukyo Bank, Limited.

(From April 1, 2021 to March 31, 2022)

In accordance with the provisions of laws and regulations and Article 16 of the Articles of Incorporation, the matters set forth above are provided to shareholders by posting them on the Bank’s website (URL: https://www.aichibank.co.jp/).

Matters Regarding Rights to Subscribe for New Shares, etc. of the Bank

(1)	Rights to subscribe for new shares, etc. of the Bank held by officers of the Bank as of the last day of the fiscal year
	Summary of the content of the rights to subscribe for new shares, etc.	Number of persons with rights to subscribe for new shares, etc.
Directors (excluding those who are Audit Committee Members and Outside Directors)

(i)      Name of rights to subscribe for new shares

The Aichi Bank, Ltd. Series 2 Rights to Subscribe for New Shares

(ii)    Allocation date for the rights to subscribe for new shares

July 19, 2013

(iii)   Total number of rights to subscribe for new shares

7 rights

(iv)   Class and number of shares underlying the rights to subscribe for new shares

700 shares of the Bank’s common stock

(v)     Exercise period for rights to subscribe for new shares

From July 20, 2013 to July 19, 2043

(vi)   Exercise price

One yen per share

(vii)  Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Bank.

One

(i)     Name of rights to subscribe for new shares

The Aichi Bank, Ltd. Series 3 Rights to Subscribe for New Shares

(ii)    Allocation date for the rights to subscribe for new shares

July 25, 2014

(iii)   Total number of rights to subscribe for new shares

5 rights

(iv)       Class and number of shares underlying the rights to subscribe for new shares

500 shares of the Bank’s common stock

(v)    Exercise period for rights to subscribe for new shares

From July 26, 2014 to July 25, 2044

(vi)   Exercise price

One yen per share

(vii)  Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Bank.

One

	Summary of the content of the rights to subscribe for new shares, etc.	Number of persons with rights to subscribe for new shares, etc.
Directors (excluding those who are Audit Committee Members and Outside Directors)

(i)     Name of rights to subscribe for new shares

The Aichi Bank, Ltd. Series 4 Rights to Subscribe for New Shares

(ii)    Allocation date for the rights to subscribe for new shares

July 24, 2015

(iii)   Total number of rights to subscribe for new shares

8 rights

(iv)   Class and number of shares underlying the rights to subscribe for new shares

800 shares of the Bank’s common stock

(v)    Exercise period for rights to subscribe for new shares

From July 25, 2015 to July 24, 2045

(vi)   Exercise price

One yen per share

(vii)  Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Bank.

Two

(i)     Name of rights to subscribe for new shares

The Aichi Bank, Ltd. Series 5 Rights to Subscribe for New Shares

(ii)    Allocation date for the rights to subscribe for new shares

July 22, 2016

(iii)   Total number of rights to subscribe for new shares

18 rights

(iv)   Class and number of shares underlying the rights to subscribe for new shares

1,800 shares of the Bank’s common stock

(v)    Exercise period for rights to subscribe for new shares

From July 23, 2016 to July 22, 2046

(vi)   Exercise price

One yen per share

(vii)  Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including directors who are Audit Committee Members) of the Bank.

Three

	Summary of the content of the rights to subscribe for new shares, etc.	Number of persons with rights to subscribe for new shares, etc.
Directors (excluding those who are Audit Committee Members and Outside Directors)

(i)     Name of rights to subscribe for new shares

The Aichi Bank, Ltd. Series 6 Rights to Subscribe for New Shares

(ii)    Allocation date for the rights to subscribe for new shares

July 21, 2017

(iii)   Total number of rights to subscribe for new shares

16 rights

(iv)   Class and number of shares underlying the rights to subscribe for new shares

1,600 shares of the Bank’s common stock

(v)    Exercise period for rights to subscribe for new shares

From July 22, 2017 to July 21, 2047

(vi)   Exercise price

One yen per share

(vii)  Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including directors who are Audit Committee Members) of the Bank.

Three

(i)     Name of rights to subscribe for new shares

The Aichi Bank, Ltd. Series 7 Rights to Subscribe for New Shares

(ii)    Allocation date for the rights to subscribe for new shares

July 20, 2018

(iii)   Total number of rights to subscribe for new shares

18 rights

(iv)   Class and number of shares underlying the rights to subscribe for new shares

1,800 shares of the Bank’s common stock

(v)    Exercise period for rights to subscribe for new shares

From July 21, 2018 to July 20, 2048

(vi)   Exercise price

One yen per share

(vii)  Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including directors who are Audit Committee Members) of the Bank.

Three

	Summary of the content of the rights to subscribe for new shares, etc.	Number of persons with rights to subscribe for new shares, etc.
Directors (excluding those who are Audit Committee Members and Outside Directors)

(i)     Name of rights to subscribe for new shares

The Aichi Bank, Ltd. Series 8 Rights to Subscribe for New Shares

(ii)    Allocation date for the rights to subscribe for new shares

July 19, 2019

(iii)   Total number of rights to subscribe for new shares

39 rights

(iv)   Class and number of shares underlying the rights to subscribe for new shares

3,900 shares of the Bank’s common stock

(v)    Exercise period for rights to subscribe for new shares

From July 20, 2019 to July 19, 2049

(vi)   Exercise price

One yen per share

(vii)  Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including directors who are Audit Committee Members) of the Bank.

Three

(i)     Name of rights to subscribe for new shares

The Aichi Bank, Ltd. Series 9 Rights to Subscribe for New Shares

(ii)    Allocation date for the rights to subscribe for new shares

July 22, 2020

(iii)   Total number of rights to subscribe for new shares

78 rights

(iv)   Class and number of shares underlying the rights to subscribe for new shares

7,800 shares of the Bank’s common stock

(v)    Exercise period for rights to subscribe for new shares

From July 23, 2020 to July 22, 2050

(vi)   Exercise price

One yen per share

(vii)  Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including directors who are Audit Committee Members) of the Bank.

Five

	Summary of the content of the rights to subscribe for new shares, etc.	Number of persons with rights to subscribe for new shares, etc.
Directors (excluding those who are Audit Committee Members and Outside Directors)

(i)     Name of rights to subscribe for new shares

The Aichi Bank, Ltd. Series 10 Rights to Subscribe for New Shares

(ii)    Allocation date for the rights to subscribe for new shares

June 25, 2021

(iii)   Total number of rights to subscribe for new shares

108 rights

(iv)   Class and number of shares underlying the rights to subscribe for new shares

10,800 shares of the Bank’s common stock

(v)    Exercise period for rights to subscribe for new shares

From July 22, 2021 to July 21, 2051

(vi)   Exercise price

One yen per share

(vii)  Conditions for exercise of rights to subscribe for new shares

Holders of rights to subscribe for new shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including directors who are Audit Committee Members) of the Bank.

Seven
Outside Directors (excluding directors who are Audit Committee Members)	－	－
Directors who are Audit Committee Members	－	－

(2)	Rights to subscribe for new shares, etc. of the Bank delivered to employees, etc. during the fiscal year

No applicable matters.

Systems to Ensure Proper Business Activities

<Summary of the Content of Systems for Ensuring Proper Business Activities>

As set forth below, the Bank has established the Basic Policy on the Establishment of Internal Control Systems by resolution of the Board of Directors as systems for ensuring proper business activities.

(1)	Systems for ensuring that the execution of duties of directors and employees complies with laws and regulations and the articles of incorporation

Officers and employees shall carry out conscientious and fair corporate activities that are in accordance with the Aichi Bank Code of Ethics and Code of Conduct established based on the Bank’s management philosophy, bank credo, and bank motto, that comply with laws and regulations, etc., and that do not violate social norms.

The Bank seeks to establish and strengthen the compliance system by establishing the Compliance Committee as the organization overseeing compliance, and the Compliance Risk Management Department as the department responsible for supervising and managing legal compliance.

A Compliance Manual is distributed to officers and employees to ensure that compliance is fully understood. In addition, as a concrete implementation plan for realizing compliance, each fiscal year a compliance program is formulated, and directors receive and evaluate reports on the progress thereof and reports by committees, etc.

A compliance hotline is established as a system to report on and consult about violations of laws and regulations, etc., and efforts are made to quickly detect and resolve fraudulent practices, etc. and take corrective action.

Under the Basic Policy Against Anti-Social Forces, efforts are made to block all relationships, including transactions, with anti-social forces that threaten the order and safety of civil society, and unreasonable demands are firmly rejected.

(2)	Systems regarding preservation and management of information related to the execution of directors’ duties

Efforts are made to appropriately manage information assets based on the Security Policy, etc.

Board of Directors meeting minutes and other minutes and reports of important committees, etc. are prepared and retained by the responsible department in accordance with laws and regulations and internal rules. These documents are organized and preserved in accordance with the internal rules so that the directors can always view them.

(3)	Rules and other systems related to management of the risk of loss

Under the Basic Rules for Risk Management and the Crisis Management Rules, basic rules and manuals are established for each type of risk and risk management is implemented.

A Risk Management Committee is established as the risk management supervising organization, and discusses and examines reports on the status of various risks, comprehensive risk management, etc.

The status of credit risk, market-related risk, liquidity risk, operational risk, etc. is regularly reported to the Board of Directors.

The Audit Department is established as an organization directly controlled by the Board of Directors, and it conducts internal audits of each department at headquarters, branch offices, and group companies.

(4)	System to ensure that the execution of duties by directors is performed efficiently

Meetings of the Board of Directors are held once a month, and otherwise as necessary. Various committees are established and cross-sectional discussions are held on important matters. In addition, duties of directors are clarified based on managerial posts, rules on division of duties, etc., and efforts are made to ensure that duties are executed efficiently.

Directors regularly report to the Board of Directors on the status of their execution of business.

(5)	System to ensure proper business activities in the business group comprised of the Bank and group companies

In accordance with the Affiliate Company Management Rules, a department in charge of operations for managing group companies, such as risk management and compliance, is established, and important matters for Bank approval and to be reported to the Bank are stipulated.

The General Planning Department is responsible for managing group companies, and a system is established to receive reports on the details of business from group companies in accordance with the Affiliate Company Management Rules and provide guidance and management for group companies.

In addition, the Bank’s Audit Department has a system to conduct audits with regard to the appropriateness and effectiveness of the internal control systems, etc. of group companies.

A system is established to enable the Bank and group companies to operate and respond to the compliance hotline in a unified manner.

(6)	Information related to employees who assist the duties of the Audit Committee

The Audit Committee Administrative Office is established to assist the duties of the Audit Committee, and full-time, dedicated employees are assigned thereto. The opinion of the Audit Committee regarding the number of Audit Committee Administrative Office employees and the appointment thereof is heard in advance and respected.

(7)	Matters related to independence from other directors (excluding directors who are Audit Committee Members) of employees who are to assist in the duties of the Audit Committee, and matters related to ensuring the effectiveness of the instructions given by the Audit Committee to the employees

The opinion of the Audit Committee is respected with regard to the appointment, transfer, and performance review of employees assigned to the Audit Committee Administrative Office.

Employees who belong to the Audit Committee Administrative Office are not to receive instructions or orders from persons other than the Audit Committee.

(8)	System for directors (excluding directors who are Audit Committee Members) and employees to report to the Audit Committee and other systems related to reporting to the Audit Committee, and system to ensure that a person who reports to the Audit Committee is not treated disadvantageously due to making the report

A system is established to circulate important internal approval documents and reports to full-time Audit Committee Members, and to report any material risks that arise.

A system is established to enable the Audit Committee to seek explanations from directors (excluding directors who are Audit Committee Members) or employees regarding reported matters, etc. as necessary.

A system is established such that a full-time Audit Committee Member is one of the Bank’s and group companies’ compliance hotline reporting and consultation contacts, and can receive reports and be consulted. In addition, the person reporting or consulting is kept confidential and treated so as not to suffer any disadvantage, etc. in the course of employment.

(9)	Matters related to policies concerning procedures for advanced payment or reimbursement of expenses that arise with regard to execution of duties of Audit Committee Members (limited to the execution of Audit Committee duties) or other processing of expenses or obligations that arise with regard the execution of those duties

If an Audit Committee Member finds it necessary in order to execute their duties, they may ask the Bank for the expenses therefor.

(10)	Other systems to ensure that audits by the Audit Committee are performed effectively

The Audit Committee conducts regular interviews, etc. with the Representative Director. In addition, a system is established to ensure that audits are conducted effectively, such as by cooperating and holding regular meetings with attorneys, accounting auditors, corporate auditors at group companies, and the Audit Department, which is the internal audit division.

<Outline of Operating Status of Systems to Ensure Proper Business Activities>

The operating status of systems to ensure proper business activities is as follows.

(1)	Compliance systems
-	The Bank distributes to its officers and employees the Compliance Manual that puts together the Aichi Bank Code of Ethics and Code of Conduct, compliance guidance, basic laws and regulations, Q&A, etc., and strives to raise awareness and ensure compliance with laws and regulations.
-	The Compliance Committee meets every other month in principle to improve and strengthen the compliance system.
-	Based on the Compliance Regulations, a compliance program is formulated for the fiscal year, and reports are made to the Compliance Committee and the Board of Directors every six months on the status of implementation of the compliance program, the details of material compliance violations and countermeasures, and other material matters.
-	With regard to the system for reporting and consulting on violations of laws and regulations, etc., a compliance hotline has been established with the Bank’s full-time Audit Committee Members, General Manager of Audit Department, and a third-party organization (attorney) as points of contact, and the status of reporting, etc. is regularly reported to the Compliance Committee and the Board of Directors.
-	The status of responses to anti-social forces is reported to the Compliance Committee and the Board of Directors.

(2)	Risk management system
-	The Bank holds a meeting of the Risk Management Committee every other month in principle to report on the status of various risks, discuss and examine the status of comprehensive risk management, etc., and develop provisions and manuals concerning risk management and crisis management.
-	In addition to the status of comprehensive risk management, an overview of each type of risk is reported to the Board of Directors every six months.
-	The Audit Department conducts internal audits of each department at headquarters, branch offices, and group companies, and reports the audit results and progress of improvement, etc. to the Board of Directors every six months.

(3)	System for ensuring the efficient execution of duties by directors
-	Meetings of the Board of Directors are held regularly once a month and at any time as necessary. In the current fiscal year, the company has held 12 regular Board of Directors meetings and nine extraordinary Board of Directors meetings.

-	In addition, in order to discuss important matters, meetings are held of the Management Committee (18 times), the Risk Management Committee (10 times), and the Compliance Committee (9 times).
-	Duties of directors are clarified based on managerial posts, rules on division of duties, etc., and regular reports are made to the Board of Directors on the status of directors’ execution of business.
-	Minutes and reports of the minutes of meetings of the Board of Directors and other important committees, etc. are prepared and are stored and managed by the responsible department in accordance with laws and regulations and internal rules.

(4)	Systems for ensuring proper business activities in the Bank’s group
-	The management system of group companies and important matters, etc. that require an application for approval and reporting to the Bank are stipulated in the Affiliate Company Management Rules. In addition, the General Planning Department, as the department responsible for managing group companies, has established a system for receiving reports on the details of operations and conducting guidance for and management of group companies.
-	The Auditing Department conducts audits on the appropriateness and effectiveness of the internal control posture, etc. of group companies.
-	A system has been established that allows the Bank and group companies to operate and respond to compliance hotlines in a unified manner.

(5)	Ensuring, etc. that audits by the Audit Committee are performed effectively
-	The Audit Committee holds regular interviews with the representative director, and regularly exchanges information and cooperates with the accounting auditor, corporate auditors of group companies, and the Audit Department, which is the internal audit division, etc.
-	The Bank’s and group companies’ important internal approval documents and reports are circulated to full-time Audit Committee Members as necessary, and full-time Audit Committee Members attend important meetings of various committees, etc.
-	In order to assist in the Audit Committee’s duties, there are full-time staff members who are unable to receive instructions from outside the Audit Committee.

Statement of Changes in Equity for the 113th Period

(From April 1, 2021 to March 31, 2022)

(Unit: millions of yen)

	Shareholders’ equity
	Amount of stated capital	Capital surplus			Retained earnings
		Capital reserve	Other capital surplus	Total capital surplus	Retained earnings reserve	Other retained earnings			Total retained earnings
						Reserve for reduction entry of replaced assets	General reserve	Retained earnings brought forward
Balance at the beginning of period	18,000	13,834	－	13,834	5,392	434	127,280	4,376	137,484
Change of items during period
Dividends of surplus								−1,721	−1,721
Net income for period								10,801	10,801
Acquisition of treasury shares
Disposition of treasury shares			−9	−9
Reversal of revaluation difference on land								140	140
Provision of general reserve							2,000	−2,000	－
Transfer to capital surplus from retained earnings			9	9				−9	−9
Changes in the amount for the period (net amount) for items other than shareholders’ equity
Total change during period	－	－	－	－	－	－	2,000	7,211	9,211
Balance at end of period	18,000	13,834	－	13,834	5,392	434	129,280	11,587	146,695

(Unit: millions of yen)

	Shareholders’ equity		Valuation and translation adjustments				Rights to subscribe for new shares	Total equity
	Treasury shares	Total shareholders’ equity	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Revaluation reserve for land	Total valuation and translation adjustments
Balance at the beginning of period	−1,055	168,263	59,255	100	8,413	67,768	302	236,334
Change of items during period
Dividends of surplus		−1,721						−1,721
Net income for period		10,801						10,801
Acquisition of treasury shares	−3	−3						−3
Disposition of treasury shares	78	69						69
Reversal of revaluation difference on land		140						140
Provision of general reserve		－						－
Transfer to capital surplus from retained earnings		－						－
Changes in the amount for the period (net amount) for items other than shareholders’ equity			−16,638	535	−140	−16,243	−43	−16,286
Total change during period	75	9,286	−16,638	535	−140	−16,243	−43	−6,999
Balance at end of period	−979	177,549	42,616	635	8,272	51,525	259	229,334

Notes to the Non-Consolidated Financial Statements

Stated monetary amounts are rounded down to the nearest million yen.

Significant accounting policies

1.	Valuation basis and valuation method for marketable securities

The valuation of marketable securities is carried out in accordance with the market value method (selling costs are calculated using the moving average method).

2.	Valuation basis and valuation method for securities

The valuation of securities is carried out using the amortized cost method using the moving average method for bonds held to maturity (straight-line method), the cost method using the moving average method for shares in subsidiaries and subsidiary corporations, etc., and the market value method for other securities (selling costs are calculated using the moving average method), but the cost method using the moving average method is used for shares, etc. without market price.

Valuation differences on available-for-sale securities are included in equity.

3.	Valuation criteria and valuation method for derivative transactions

Derivative transactions are evaluated based on the market value method.

4.	Depreciation method for fixed assets
(1)	Tangible fixed assets (excluding leased assets)

Tangible fixed assets are depreciated using the declining balance method (however, the straight-line method for buildings excluding ancillary equipment acquired on or after April 1, 1998, and for ancillary equipment and structures acquired on or after April 1, 2016).

The principal useful life is as follows:

Buildings	8–50 years
Other	3–20 years
(2)	Intangible fixed assets (excluding leased assets)

Intangible fixed assets are depreciated using the straight-line method. Software for own use is depreciated based on the usable period within the Bank (five years).

(3)	Leased assets

Leased assets in “tangible fixed assets” or “intangible fixed assets” under finance leases that do not involve transfer of ownership are depreciated using the straight-line method, with the lease term as the useful life of the lease period. The residual value is zero.

5.	The basis for the translation of foreign currency dominated assets and liabilities into Japanese currency

Foreign currency-denominated assets and liabilities are converted into yen using the exchange rate on the closing date.

6.	Allowance recording standards
(1)	Allowance for doubtful accounts

Allowances for doubtful accounts are recorded as follows in accordance with the pre-prescribed amortization and allowance rules.

For claims equivalent to claims against normal obligors and claims requiring attention stipulated in the “Guidelines on Self-Assessment of Assets of Banks and Other Financial Institutions and Audit of Bad Debt Amortization and Allowance for Doubtful Accounts” (Japan Institute of Certified Public Accountants Special Committee on Audits of Banks, etc. Report No. 4, April 14, 2022), the expected loss amount for the next year or the expected loss amount for the next three years is estimated and recorded, with the expected loss amount calculated by calculating the loss rate based on the average value of the bad debt record rate over a certain period in the past based on the bad debt record for one year or three years, and adding necessary adjustments such as future prospects to this. For claims corresponding to claims against obligors with a concern of bankruptcy, the estimated amount of collateral that can be disposed of and the estimated recoverable amount from the guarantee are deducted from the amount of the claim, and the remaining amount that is deemed necessary is recorded. For claims corresponding to claims against legally or substantially bankrupt obligors, the estimated amount of collateral that can be disposed of and the estimated recoverable amount from the guarantee are deducted from the amount of the claim, and the remaining amount is recorded.

All claims are assessed by the asset valuation department in cooperation with the sales-related department based on the asset self-assessment standards.

(2)	Allowance for investment loss

In order to provide for losses on investment, the reserve for investment losses is recorded in the amount deemed necessary in consideration of the financial position, etc. of securities issuers.

(3)	Allowance for bonuses payable

In order to provide for the payment of bonuses to employees, the reserve for bonuses is recorded in the estimated amount of bonus payments to employees that are attributable to the current fiscal year.

(4)	Allowance for officers’ bonuses payable

In order to provide for the payment of bonuses to officers, the reserve for officer bonuses is recorded in the estimated amount of bonus payments to officers that are attributable to the current fiscal year.

(5)	Allowance for retirement benefits

In order to provide for the payment of employee retirement benefits, a reserve for retirement benefits is recorded based on the estimated amount of retirement benefit obligations and pension assets at the end of the current fiscal year. The method of attributing the estimated amount of retirement benefits to the period lasting until the end of the current fiscal year when calculating the retirement benefit obligations is based on the benefit calculation formula standard. Actuarial differences are expensed over a period (13–14 years) that is no longer than the average remaining service period for employees as of the year in which they arise, starting from the first year following that in which they arise.

(6)	Allowance for officers’ retirement benefits

In order to provide for the payment of retirement benefits to executive officers, a reserve for officer retirement benefits is recorded in the amount of estimated payment of retirement benefits to executive officers that can be recognized as having occurred by the end of the current fiscal year.

(7)	Allowance for reimbursement losses for inactive deposits

In order to provide for reimbursement losses based on reimbursement claims from depositors for inactive deposits that were recognized as profit, a reserve for reimbursement of inactive deposits is recorded in the expected amount of future reimbursement losses based on past reimbursements.

(8)	Allowance for contingent loss

In order to provide for future payments of obligations through liability sharing systems, etc. for guarantees of credit guarantee associations pertaining to loans, etc., a reserve for contingent losses (reserve for guarantee losses) is recorded in the amount deemed necessary in consideration of past bad debts, etc.

7.	Method of recording revenue and expenses

The main performance obligation in key businesses concerning revenue generated from contracts with customers is the provision of financial services, etc., and revenue is recognized in the amount that is expected to be received in exchange for promised goods or services when control of such goods or services transfers to the customer.

8.	Hedge accounting method

Interest rate risk hedging

The method of hedge accounting for interest rate risk arising from financial assets and liabilities is based on deferred hedges prescribed in “Accounting and Audit Treatment regarding Application of Financial Instruments Accounting Standards in the Banking Industry” (Japanese Institute of Certified Public Accountants Industry Committee Practical Guidelines No. 24, March 17, 2022; “Industry Audit Committee Practical Guidelines No. 24”). With regard to the hedging effectiveness assessment method, for hedging that offsets market fluctuations, we group into each certain (remaining) period and then identify and evaluate the deposits and loans, etc. to be hedged and interest rate swap transactions, which are hedging instruments. In addition, with regard to hedging that fixes cash flows, effectiveness is evaluated by verifying the correlation between interest rate fluctuation factors of the hedged items and the hedging instruments.

For some assets, deferred hedges are used by individual hedges that directly correspond with hedged items and hedging instruments.

The hedging effectiveness assessment has been omitted because the terms of the hedging instruments and hedged items are essentially the same, so market fluctuations are offset at the start of hedging and continuously thereafter.

Among the above hedging relationships, the special treatment set out in “Treatment of Hedge Accounting for Financial Instruments that Reference LIBOR” (Practical Issues Task Force Report No. 40, March 17, 2022; Accounting Standards Board of Japan) is applied to all hedging relationships within the scope of the report. The details of hedge accounting to which this practical response report is applied are as follows.

Hedge accounting method                                     Deferred hedging

Type of financial instrument that is the hedging instrument        Interest rate swap

Type of financial instruments that are hedged     Japanese government bond

Types of hedge transaction                                  Offsetting market fluctuations

9.	Accounting treatment for consumption tax, etc.

Non-deductible consumption tax, etc. on tangible fixed assets is recorded in expenses for the current fiscal year.

Changes to accounting policies

(Application of Accounting Standards for Recognition of Revenue, etc.)

The Accounting Standards for Revenue Recognition (Corporate Accounting Standards No. 29, March 31, 2020; “Revenue Recognition Accounting Standards”), etc. have been applied from the beginning of the current fiscal year, and revenue is recognized in the amount expected to be received in exchange for promised goods or services when control of such goods or services transfers to the customer.

As a result, part of the consideration paid to customers such as cash-backs has changed from the method of being treated as “operating expenses” or “other ordinary expenses” in “ordinary expenses” to the method of making a reduction from the transaction price.

This effect that this change has on the financial statements is minor.

(Application of Accounting Standards for Fair Value Measurement, etc.)

The Accounting Standards for Fair Value Measurement (Corporate Accounting Standards No. 30, July 4, 2019; “Fair Value Measurement Accounting Standards”), etc. have been applied from the beginning of the current fiscal year, and in accordance with the transitional treatment set forth in Section 19 of the Fair Value Measurement Accounting Standards and Section 44-2 of the Accounting Standards for Financial Instruments (Corporate Accounting Standards No. 10, July 4, 2019), the new accounting policies established by the Fair Value Measurement Accounting Standards will be applied in the future. The effect that this change has on the financial statements is minor.

Significant accounting estimates

Items for which the amount was recorded in the financial statements for the current fiscal year based on accounting estimates and that could have a material impact on the financial statements for the next fiscal year are as follows.

Allowance for doubtful accounts

(1)	Amount recorded in the financial statements for the current fiscal year
Allowance for doubtful accounts	13,223 million yen
(2)	Information that contributes to an understanding of the content of an important accounting estimate pertaining to the identified item
(i)	Calculation method

As stated in “(1) Allowance for doubtful accounts” under 6. Allowance recording standards” of “Significant accounting policies,” assets are valued based on asset self-assessment standards, and allowances for doubtful accounts are recorded in accordance with the amortization and allowance rules according to the determined debtor category.

(ii)	Key assumptions

Debtor category is determined based on quantitative information such as the debtor’s financial information in addition to making a judgment taking qualitative factors, etc. into consideration, and there is a high degree of uncertainty about the estimate mainly in the following areas.

-	Ascertaining the credit status of the debtor, including the future prospects for performance of the debtor (including financial analysis, industry trends, use of funds, repayment plan, etc.)
-	Estimating expected losses based on the recent economic environment and future outlook based on risk factors and past bad debt results

Regarding the estimates for allowance for doubtful accounts due to the COVID-19 pandemic, it is expected that escalation of the pandemic and the resulting stagnation of economic activity will continue to have an impact in the next fiscal year, but it is expected that economic activity will gradually recover with the support of economic measures by the government.

Against this backdrop, it is assumed that some industries will continue to see an impact on earnings such as lower sales, and that there will be some degree of impact on credit risk for loans, etc. Based on these assumptions, in order to provide for the expected losses due to such impact, the allowance for doubtful accounts is recorded by reflecting the deterioration of debtors’ recent performance, which is expected to be impacted, in the debtor categorization.

(iii)	Impact on financial statements for the next fiscal year

The above assumptions involve a high degree of uncertainty, and changes in the assumptions used in the initial estimates due to escalation of the pandemic or changes in economic environment and changes in borrowers’ financial situations, etc. may have a material impact on the allowance for doubtful accounts in the financial statements for the next fiscal year.

Matters to Be Set Down in Notes

(Balance Sheet-Related)

1.	Total amount of shares of affiliates: 1,888 million yen
2.	The claims under the Banking Act and the Act on Emergency Measures for the Revitalization of Financial Functions are as follows. Claims are recorded in the accounts for corporate bonds (limited to contracts under which the redemption of the principal and payment of the interest in whole or in part are guaranteed, and such corporate bond is issued through the private placement of securities (Article 2, Paragraph 3 of the Financial Instruments and Exchange Act)), loans, and foreign exchange under “securities,” and accrued interest, suspense payments, and customers’ liabilities for acceptances and guarantees under “other assets” in the balance sheet.
Amount of claims subject to bankruptcy or reorganization proceedings and equivalent claims	7,478 million yen
Amount of claims with risks	40,489 million yen
Amount of claims requiring monitoring	5,005 million yen
Amount of claims in arrears for three months or more	302 million yen
Amount of restructured loans	4,703 million yen
Subtotal	52,974 million yen
Amount of normal claims	2,756,813 million yen
Total amount	2,809,787 million yen

“Claims subject to bankruptcy or reorganization proceedings and equivalent claims” means claims held against debtors with failed business status due to grounds such as a petition for commencement of bankruptcy proceedings, commencement of reorganization proceedings, or commencement of rehabilitation proceedings, and any other type of claims equivalent thereto.

“Claims with risks” means claims that do not fall under the category of claims subject to bankruptcy or reorganization proceedings and equivalent claims and for which, although the debtor has not entered bankruptcy, there is a high possibility that loan principal cannot be recovered or interest cannot be received according to the contract because of difficulties in the financial condition and business performance of the debtor.

“Claims in arrears for three months or more” are loans for which the payment of principal or interest has been not paid for three months or more from the day following the agreed payment date, and which do not fall under the category of claims subject to bankruptcy or reorganization proceedings and equivalent claims or claims with risks.

“Restructured loans” are loans that, for the purpose of the rehabilitation or support of the debtor, have reduced or exempted interest rates, deferred payment of interest, deferred repayment of principal, loan forgiveness, or other arrangements that are advantageous to the debtor, and do not fall under the category of claims subject to bankruptcy or reorganization proceedings and equivalent claims, claims with risks, or claims in arrears for three months or more

“Normal claims” are claims classified as those other than claims subject to bankruptcy or reorganization proceedings and equivalent claims, claims with risks, claims in arrears for three months or more, and restructured loans, and for which the debtor has no particular financial condition or business performance problems.

The aforementioned amount of claims is before deducting the allowance for doubtful claims.

Change in presentation

Following the implementation from March 31, 2022 of the Cabinet Office Ordinance Partially Revising the Ordinance for Enforcement of the Banking Act, etc. (Cabinet Office Ordinance No. 3 of January 24, 2020), the categories, etc. of risk-monitored claims under the Banking Act are presented in accordance with the classification, etc. of disclosed claims under the Act on Emergency Measures for the Revitalization of Financial Functions.

3.	Discounts on negotiable instruments are treated as financial transactions pursuant to the Industry Audit Committee Practical Guidelines No. 24. The bank acceptances, commercial bills, documentary bills, and foreign exchange purchases, etc. that have been accepted pursuant thereto have rights enabling disposition at will by way of sale or (re-) collateral. The face value of this amount is 14,346 million yen.

4.	In loan participation, the amount recorded on the balance sheet is 3,248 million yen out of the participation principal amount accounted for as loans to original debtors based on Accounting and Presentation of Loan Participation (Japanese Institute of Certified Public Accountants Accounting System Committee No. 3, November 28, 2014)
5.	Assets offered as collateral are as follows.

Assets offered as collateral

Securities	463,045 million yen
Loans	111,268 million yen

Obligations corresponding to the security assets

Call money	6,119 million yen
Security accepted for bond lending transactions	49,241 million yen
Borrowed money	447,070 million yen

In addition to the above, 704 million yen of securities has been provided as collateral for transactions such as foreign exchange settlements and substitutes for futures trading margins, etc.

Other assets include 10,000 million yen of deposited margin from central clearing houses and 334 million yen of guarantee money.

6.	Overdraft agreements and commitment line agreements pertaining to loans are agreements that promise to lend funds up to a certain limit provided there is no breach of the terms and conditions set forth in the agreement if a request is received from a customer to execute a loan. The unused loan balance pertaining to such agreements is 619,394 million yen, and all have an original agreement term of one year or less (or are unconditionally revocable at any time).

As many of these agreements end without drawdown, the undrawn loan balance itself does not necessarily affect the Bank’s future cash flow. Many of these agreements contain provisions to the effect that the Bank may reject a loan drawdown request or reduce the maximum amount of the contract due to a change in the financial situation, preservation of claims, and other reasonable grounds. In addition to requiring collateral such as real estate, securities, etc. as necessary at the time of contract, the customer’s business conditions are regularly ascertained based on predetermined internal procedures after entering into the agreement, and the agreement is reviewed and measures for credit protection, etc. are taken as necessary.

7.	A revaluation of land for business use was conducted in conformance with the Act on Revaluation of Land (Act No. 34 of March 31, 1998), and the amount corresponding to tax on the resulting revaluation difference is recorded to the category for liabilities as a “deferred tax liability for revaluation,” and the amount after this deduction is recorded to the category for equity as the “land revaluation difference.”

Date of revaluation:                                                 March 31, 1998

The method of reevaluation stipulated in Article 3, Paragraph 3 of said Act. Calculation by making a reasonable adjustment based on the taxable value of the land value tax prescribed in Article 2, item (iv) of the Order for Enforcement of the Act on Revaluation of Land (Cabinet Order No. 119 of March 31, 1998).

The difference between the total amount of the market value at the end of the current fiscal year of the land for business use for which revaluation has been carried out as prescribed in Article 10 of said Act and the total amount of the book value after the revaluation of the said land for business use

The difference is not stated because the market value of the land for which revaluation was carried out exceeds the book value after the revaluation.

8. Amount of accumulated amortization for tangible fixed assets	24,207 million yen
9. Amount of reduction entries for tangible fixed assets	1,892 million yen
10.	Of the corporate bonds under “securities,” the Bank’s guarantee obligation for corporate bonds through private placement of securities (Article 2, Paragraph 3 of the Financial Instruments and Exchange Act) is 36,078 million yen.
11. Total amount of monetary claims against directors arising from transactions with directors	3 million yen
12. Total amount of monetary claims with respect to affiliates	7,200 million yen
13. Total amount of monetary obligations with respect to affiliates	5,123 million yen

(Profit and Loss Statement-Related)

1.	Revenue from transactions with affiliates
Total amount of revenue pertaining to money management transactions	35 million yen
Total amount of revenue pertaining to service transactions, etc.	14 million yen
Total amount of revenue pertaining to other operations and other current transactions	72 million yen
Expenses due to transactions with affiliates
Total amount of expenses pertaining to fund-raising transactions	50 million yen
Total amount of expenses pertaining to service transactions, etc.	47 million yen
Total amount of expenses pertaining to other operations and other current transactions	246 million yen
Total expenses pertaining to other transactions	0 million yen
2.	The book value of the following assets has been reduced to the recoverable value due to a change in the use of the asset or a continuous decline in land prices, etc., and the amount of such decrease and removal expenses, etc. are recorded to extraordinary losses as impairment losses (186 million yen).
Category	Region	Main use	Type	Impairment loss (millions of yen)
Operating assets	Aichi Prefecture	3 sales branches, etc.	Land and building, movable assets, etc.		186
				(Of which, land	71)
				(Of which, buildings, etc.	77)
				(Of which, movable assets, etc.	－)
				(Of which, removal expenses	37)
Total					186
				(Of which, land	71)
				(Of which, buildings, etc.	77)
				(Of which, movable assets, etc.	－)
				(Of which, removal expenses	37)

Operating assets are grouped by branch office, which is the smallest division of management accounting (however, a branch office group that conducts business in a coordinated manner is that group unit).

In addition, idle assets are treated as one unit.

The recoverable value used to measure the impairment loss in the current fiscal year is the net sale price. The net sale price is calculated by deducting the estimated amount of disposition expenses from the real estate appraisal amount, etc.

3.	Transactions with related parties

Officers and major shareholders (limited to individuals), etc.

Type	Company designation or name	Location	Stated capital or capital contribution (millions of yen)	Line of business or profession	Holding (held) ratio of voting rights, etc. (%)	Relationship to related party	Details of the transactions	Transaction amount (millions of yen)	Account title	End of period balance (millions of yen)
Close relative of officer	Yasumichi Inukai	－	－	Certified tax accountant	－	－	Lending of funds	(Average balance) 30	Loans	29
								(Lending interest rate) 0

(Note)	Transaction terms and policies for deciding transaction terms, etc.

Lending of funds is decided in the same manner as general transaction terms and conditions.

(Statement of Changes in Equity-Related)

Matters regarding class and number of treasury shares

(Unit: thousands of shares)

	Number of shares at the beginning of the current fiscal year	Increase in number of shares in current fiscal year	Decrease in number of shares in the current fiscal year	Number of shares at the end of the current fiscal year	Summary
Treasury shares
Common stock	189	0	14	176	(Note)
Total	189	0	14	176

(Note)	1. The increase in the number of common stock treasury shares of 0 thousand shares is due to an increase of 0 thousand shares from purchases of fractional units of shares.
2. The decrease in the number of common stock treasury shares of 14,000 shares is a decrease of 0 thousand shares due to request(s) for additional purchase of fractional shares and a decrease of 14,000 shares due to treasury share dispositions in conjunction with the exercise of stock options.
(Securities-Related)

In addition to government bonds, local government bonds, corporate bonds, stocks, and other securities, trust beneficial interests in trading account securities and monetary claims purchased are included in the balance sheet.

1.	Trading securities (as of March 31, 2022)
Valuation difference included in profit and loss for the current fiscal year (millions of yen)
Trading securities	0

2.	Bonds held to maturity (as of March 31, 2022)

No applicable matters.

3.	Shares in subsidiaries, subsidiary corporations, etc. and affiliated corporations, etc. (as of March 31, 2022)

No applicable matters.

(Note)	Amount of shares, etc. without market price recorded on the balance sheet

Amount recorded on the balance sheet (millions of yen)
Shares of subsidiaries and subsidiary corporations, etc.	1,888
Shares of affiliated corporations, etc.	－

4.	Available-for-sale securities (as of March 31, 2022)

	Type	Amount recorded on the balance sheet (millions of yen)	Acquisition cost (millions of yen)	Amount of difference (millions of yen)
Items for which amount recorded on balance sheet exceeds acquisition cost	Shares	115,790	53,213	62,577
	Bond certificates	189,453	188,243	1,210
	Japanese government bonds	999	998	0
	Local government bonds	66,897	66,687	210
	Corporate bonds	121,557	120,557	1,000
	Overseas bonds	17,788	17,673	115
	Other	93,096	82,657	10,439
	Sub total	416,130	341,787	74,343
Items for which amount recorded on balance sheet does not exceed acquisition cost	Shares	12,129	13,686	−1,557
	Bond certificates	389,434	394,612	−5,177
	Japanese government bonds	126,798	129,791	−2,992
	Local government bonds	97,548	98,805	−1,257
	Corporate bonds	165,087	166,015	−927
	Overseas bonds	56,130	58,453	−2,322
	Other	123,481	128,057	−4,576
	Sub Total	581,176	594,810	−13,634
Total		997,306	936,597	60,709

(Note)	Amount recorded on the balance sheet for shares without market price and partnership contributions, etc., which are not included in the table above

Amount recorded on the balance sheet (millions of yen)
Unlisted shares	1,403
Partnership contributions, etc.	1,003

Partnership contributions, etc. are not subject to market value disclosure pursuant to Paragraph 27 of the Guidelines for Application of Accounting Standards for Fair Value Measurement (Guidelines on Application of Corporate Accounting Standards No. 31, July 4, 2019).

5.	Available-for-sale securities sold during the current fiscal year (from April 1, 2021 to March 31, 2022)

	Sale proceeds (millions of yen)	Total gain on sale (millions of yen)	Total loss on sale (millions of yen)
Shares	13,085	5,353	532
Bond certificates	28,299	45	79
Japanese government bonds	14,501	43	32
Local government bonds	－	－	－
Corporate bonds	13,798	2	47
Overseas bonds	9,790	4	12
Other	19,218	489	960
Total	70,393	5,891	1,584

6.	Securities subject to impairment

Among securities other than trading securities (excluding shares, etc. without market prices and partnership contributions, etc.), if the market value of the securities has fallen significantly compared to the acquisition cost and the market price is not expected to recover to the acquisition cost, the relevant market value is treated as the amount recorded on the balance sheet and the valuation difference is treated as a loss in the current fiscal year (“impairment loss”).

The amount of impairment loss in the current fiscal year is 72 million yen (of which, 64 million yen is for shares and 8 million is for corporate bonds).

In addition, the criteria used to determine that the market value has “fallen significantly” is that the market value has fallen by 30 percent or more compared to the acquisition cost.

Of these, all stocks with a decline rate of 50 percent or more are collectively booked as impairment losses, and for those with a decline rate of 30 percent or more but less than 50 percent, all impairment losses are recognized except for those that are deemed to have a possibility of recovery in the market price.

(Tax Effect Accounting-Related)

The breakdown by major cause of deferred tax assets and deferred tax liabilities is respectively as follows.

Deferred tax assets
Allowance for doubtful accounts	3,692 million yen
Allowance for contingent loss	478
Depreciation expense	348
Depreciation of securities	1,390
Land impairment, etc.	336
Other	1,599
Deferred tax assets subtotal	7,846
Valuation allowance	−1,985
Deferred tax assets total	5,861
Deferred tax liabilities
Valuation difference on available-for-sale securities	−18,092
Allowance for employee retirement benefits	−14
Gain on establishment of retirement benefit trust	−337
Deferred gains or losses on hedges	−280
Reserve for reduction entry of replaced assets	−191
Other	−11
Deferred tax liabilities total	−18,928
Net deferred tax liabilities	−13,066 million yen

(Revenue Recognition)

Notes have been omitted due to sharing the same content stated in the consolidated balance sheets

(Stock Options, etc.-Related)

1.	Amount reported as expenses and account title for the current fiscal year pertaining to stock options

General and administrative expenses: 25,000,000 yen

2.	Stock option details, scope, and changes
(1)	Stock option details

	Series 1 rights to subscribe for new shares	Series 2 rights to subscribe for new shares
Classification and number of people subject to grant	13 directors of the Bank (excluding outside directors)	13 directors of the Bank (excluding outside directors)
Number of stock options by class of share (Note)	13,000 shares of common stock of the Bank	12,200 shares of common stock of the Bank
Grant date	July 20, 2012	July 19, 2013
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 21, 2012 – July 20, 2042	July 20, 2013 – July 19, 2043
	Series 3 rights to subscribe for new shares	Series 4 rights to subscribe for new shares
Classification and number of people subject to grant	13 directors of the Bank (excluding outside directors)	13 directors of the Bank (excluding outside directors)
Number of stock options by class of share (Note)	9,100 shares of common stock of the Bank	7,100 shares of common stock of the Bank
Grant date	July 25, 2014	July 24, 2015
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 26, 2014 – July 25, 2044	July 25, 2015 – July 24, 2045
	Series 5 rights to subscribe for new shares	Series 6 rights to subscribe for new shares
Classification and number of people subject to grant	13 directors of the Bank (excluding directors who are Audit Committee members and outside directors)	11 directors of the Bank (excluding directors who are Audit Committee members and outside directors)
Number of stock options by class of share (Note)	10,600 shares of common stock of the Bank	7,400 shares of common stock of the Bank
Grant date	July 22, 2016	July 21, 2017
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 23, 2016 – July 22, 2046	July 22, 2017 – July 21, 2047

	Series 7 rights to subscribe for new shares	Series 8 rights to subscribe for new shares
Classification and number of people subject to grant	9 directors of the Bank (excluding directors who are Audit Committee members and outside directors)	7 directors of the Bank (excluding directors who are Audit Committee members and outside directors)
Number of stock options by class of share (Note)	7,700 shares of common stock of the Bank	9,500 shares of common stock of the Bank
Grant date	July 20, 2018	July 19, 2019
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 21, 2018 – July 20, 2048	July 20, 2019 – July 19, 2049
	Series 9 rights to subscribe for new shares	Series 10 rights to subscribe for new shares
Classification and number of people subject to grant	7 directors of the Bank (excluding directors who are Audit Committee members and outside directors)	7 directors of the Bank (excluding directors who are Audit Committee members and outside directors)
Number of stock options by class of share (Note)	10,600 shares of common stock of the Bank	10,800 shares of common stock of the Bank
Grant date	July 22, 2020	July 21, 2021
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 23, 2020 – July 22, 2050	July 22, 2021 – July 21, 2051

(Note)	Disclosed as equivalent number of shares

(2)	Scope of and changes in stock options

These disclosures cover the stock options that existed in the current fiscal year (ending March 2022), and state the number of stock options as the equivalent number of shares.

(i)	Number of stock options

	Series 1 rights to subscribe for new shares	Series 2 rights to subscribe for new shares	Series 3 rights to subscribe for new shares	Series 4 rights to subscribe for new shares	Series 5 rights to subscribe for new shares
Before vesting
End of preceding fiscal year	－	－	－	－	－
Granted	－	－	－	－	－
Canceled	－	－	－	－	－
Vested	－	－	－	－	－
Unvested	－	－	－	－	－
After vesting
End of preceding fiscal year	4,000 shares	6,900 shares	5,800 shares	6,100 shares	10,600 shares
Vested	－	－	－	－	－
Exercised rights	2,600 shares	2,900 shares	1,900 shares	2,300 shares	2,900 shares
Canceled	－	－	－	－	－
Unexercised rights	1,400 shares	4,000 shares	3,900 shares	3,800 shares	7,700 shares

	Series 6 rights to subscribe for new shares	Series 7 rights to subscribe for new shares	Series 8 rights to subscribe for new shares	Series 9 rights to subscribe for new shares	Series 10 rights to subscribe for new shares
Before vesting
End of preceding fiscal year	－	－	－	－	－
Granted	－	－	－	－	10,800 shares
Canceled	－	－	－	－	－
Vested	－	－	－	－	10,800 shares
Unvested	－	－	－	－	－
After vesting
End of preceding fiscal year	7,400 shares	7,700 shares	9,500 shares	10,600 shares	－
Vested	－	－	－		10,800 shares
Exercised rights	1,300 shares	100 shares	－	－	－
Canceled	－	－	－	－	－
Unexercised rights	6,100 shares	7,600 shares	9,500 shares	10,600 shares	10,800 shares

(ii)	Unit price information

	Series 1 rights to subscribe for new shares	Series 2 rights to subscribe for new shares	Series 3 rights to subscribe for new shares	Series 4 rights to subscribe for new shares	Series 5 rights to subscribe for new shares
Exercise Price	1 yen	1 yen	1 yen	1 yen	1 yen
Average share price upon exercise	2,848 yen	3,375 yen	3,831 yen	4,363 yen	4,566 yen
Fair unit value as of the grant date	3,645 yen	4,556 yen	4,959 yen	6,811 yen	4,466 yen

	Series 6 rights to subscribe for new shares	Series 7 rights to subscribe for new shares	Series 8 rights to subscribe for new shares	Series 9 rights to subscribe for new shares	Series 10 rights to subscribe for new shares
Exercise Price	1 yen	1 yen	1 yen	1 yen	1 yen
Average share price upon exercise	4,700 yen	4,700 yen	－	－	－
Fair unit value as of the grant date	6,004 yen	4,673 yen	3,523 yen	2,358 yen	2,367 yen

3.	Method of estimating fair unit value of stock options

The fair unit value for the series 10 rights to subscribe for new shares granted in the current fiscal year is as follows.

(1)	Valuation method used: Black-Scholes model
(2)	Main basis figures and estimation method

Series 10 rights to subscribe for new shares
Share price volatility (Note 1)	30.666%
Expected remaining period (Note 2)	4.1 years
Forecasted dividend (Note 3)	120 yen/share
Risk-free interest rate (Note 4)	−0.152％

(Notes)	1. The calculation is based on the stock price performance for the period corresponding to the expected remaining period (from June 2017 to July 2021).
2. The expected remaining period is estimated as the difference between the average term of office of directors who have retired in the past 10 years and the average term of office of current incumbent directors.
3. This is the dividend performance for the fiscal year ending March 2021.
4. This is the yield of government bonds corresponding to the expected remaining term.
4.	Method of estimating the number of vesting stock options

Given the difficulty of forming reasonable estimates for the number of options to expire in the future, the estimate basically adopts the method of reflecting only the number of options that have expired in the past.

(Per-share information)

Amount of equity per share	21,275.57 yen
Current net profit amount per share	1,003.85 yen
Diluted net income per share	998.15 yen

(Significant post-balance sheet events)

Business Integration between the Bank and The Chukyo Bank, Limited.

The Aichi Bank, Ltd. (President: Yukinori Ito, hereinafter “Aichi Bank”) and The Chukyo Bank, Limited (President: Hideo Kobayashi, hereinafter “Chukyo Bank”, with both Aichi Bank and Chukyo Bank jointly referred to as the “Banks”), in accordance with a basic agreement (hereinafter the “Basic Agreement”) dated December 10, 2021, as a result of the Board of Directors meetings held at each Bank as of May 11, 2022, and assuming the approval of the Banks’ general meetings of shareholders, the acquisition of permission from relevant authorities, and MUFG Bank, Ltd. (hereinafter “MUFG Bank”) tendering all of its 8,534,385 Chukyo Bank Shares to the Treasury Stock Tender Offer (defined in 2. below), thereby legally completing the settlement of the Treasury Stock Tender Offer, the Banks have both resolved to form the “Aichi Financial Group, Inc.” (hereinafter the “Joint Holding Company”), which would function as the parent company to which the Banks will become wholly owned subsidiaries, via a joint share transfer method on October 3, 2022 (hereinafter the “Share Transfer”), on the overview of the Joint Holding Company, as well as on the terms and conditions of the Share Transfer. Both Banks have executed a business integration agreement (hereinafter the “Business Integration Agreement”), and jointly developed a share transfer plan as of the same day.

1.       Purpose of the Business Integration through the Share Transfer

(1)       Background and Purpose of the Business Integration

Aichi Bank and Chukyo Bank, as local financial institutions with their main branches located in Aichi Prefecture, which is a center for a variety of industries, have fulfilled their social missions and built solid operation bases with the support from local residents.

With recent changes in industrial structures and social environments nationwide such as environmental problems and the post-COVID-19 environment, in the Aichi Prefecture and the surrounding Tokai area in which the Banks operate (the “Region”), customer needs are becoming more sophisticated and diversified as the management issues of business customers and the lifestyles of individual customers change and the Banks believe they are at a turning point in terms of expanding their business opportunities with increased missions and roles as local financial institutions.

While the market is becoming increasingly competitive with new entrants in the financial area from different industries such as fintech companies, the Banks are required to develop new financial businesses that can be the primary source of revenue, not just as competitors of those new entrants, but by establishing business alliances that utilize their respective technologies and operating bases and by effectively taking advantage of deregulation under the Banking Act, thereby building a sustainable profit base and contributing to the local community as local financial institutions.

Being aware of such management environment and issues and continuing to respond to the expectations of local residents while the competition with other financial institutions including those in adjacent prefectures intensifies in the fertile market of the Region, which is expected to expand, the Banks decided that the best option to contribute to the development of their stakeholders is to utilize the management resources and strengths of the Banks that have built their operation bases in the Region over many years, achieve business integration between urban financial institutions, enhance their competitive edge by displaying an outstanding presence, and continue providing advanced financial services.

As they have already announced through the December 10, 2021 press release entitled “Notice Regarding Basic Agreement on Business Integration between The Aichi Bank, Ltd. and The Chukyo Bank, Limited,” both Banks have been advancing deliberations and considerations in anticipation of a business integration (hereinafter the "Business Integration"), which will proceed under a basic policy of the formation of a joint holding company, targeted for October 3, 2022, via the Share Transfer, and a future merger of both Banks under the Joint Holding Company, and as of May 11, 2022 the Banks have reached a definitive agreement regarding this Business Integration.

(2)       Method of the Share Transfer and Details of Allotment in the Share Transfer

(i)       Method of the Share Transfer

The Share Transfer will be a joint share transfer, under which the Banks will become wholly-owned subsidiaries of the Joint Holding Company to be incorporated following the share transfer, and the Joint Holding Company will become the wholly-owning parent company of the Banks.

(ii)       Details of Allocation Pertaining to the Share Transfer (“Share Transfer Ratio”)

Company Name	Aichi Bank	Chukyo Bank
Share transfer ratio	3.33	1

(Note 1)	Share allocation ratio

For every common share of Aichi Bank, 3.33 common shares of the Joint Holding Company shall be allocated, and for every common share of Chukyo Bank, 1 common share of the Joint Holding Company shall be allocated. The share unit of the Joint Holding Company is planned to be 100 shares.

If, as a result of the Share Transfer, shareholders of either Bank must be granted fractions of a share that do not amount to one common share of the Joint Holding Company, in accordance with Article 234 of the Companies Act and other related laws and regulations, shareholders shall be paid an amount equivalent to the value of such fractional shares amounting to less than one share.

The above share transfer ratio may change by mutual agreement of the Banks following the execution of the Business Integration Agreement, but before the effective date of the Share Transfer, if an event is newly discovered or occurs that may have a significant impact on the share transfer ratio.

(Note 2)	Number of new shares to be delivered by the Joint Holding Company (planned)

Common stock: 49,094,859 shares

The above values were calculated based on the total number of common shares issued by Aichi Bank as of March 31, 2022 (10,943,240 shares), as well as the total number of common shares issued by Chukyo Bank as of March 31, 2022 (21,780,058 shares). However, taking into consideration the fact that Chukyo Bank is planning to acquire as treasury stock the 8,534,385 common shares owned by MUFG Bank via the Treasury Stock Tender Offer, and that the Joint Holding Company is to cancel all treasury stock owned by either Bank just before the Joint Holding Company is to acquire all of the issued shares for both Banks (hereinafter the “Basis Period”), the amount of treasury stock for Aichi Bank as of March 31, 2022 (176,172 shares), the amount of treasury stock for Chukyo Bank as of March 31, 2022 (5,150 shares), as well as the 8,534,385 common shares of Chukyo Bank owned by MUFG Bank that Chukyo Bank plans to acquire via the Treasury Stock Tender Offer, have been excluded from being subject to the new share delivery in the calculation above. Note that, if as a result of the Treasury Stock Tender Offer, shareholders of either Aichi Bank or Chukyo Bank exercise their rights to request purchases of shares, or some other event arises before the Basis Period that changes the amount of treasury stock applicable to either Bank as of March 31, 2022, this may change the number of new shares delivered by the Joint Holding Company.

(Note 3)	Handling of shares constituting less than one unit

Shareholders of either Bank who are to receive allocations through the Share Transfer amounting to less than one unit (100 shares) of the common shares of the Joint Holding Company (hereinafter "Fractional Shares") may not sell their Fractional Shares on the Tokyo Stock Exchange, Inc. (the “Tokyo Stock Exchange”), the Nagoya Stock Exchange, Inc. (the “Nagoya Stock Exchange”), or any other financial instruments exchange. Shareholders who hold such Fractional Shares may, in accordance with the provisions of Article 192(1) of the Companies Act, demand that the Joint Holding Company purchase such Fractional Shares. Furthermore, in accordance with the provisions of Article 194(1) of the Companies Act, and the articles of incorporation of the Joint Holding Company, the Banks plan to enable shareholders to demand that the Joint Holding Company sell to them fractional shares of the Joint Holding Company equivalent to those fractional shares said shareholders already possess.

(3)       Handling of rights to subscribe for new shares and bonds with rights to subscribe for new shares in conjunction with the Share Transfer

With respect to any rights to subscribe for new shares issued by Aichi Bank and Chukyo Bank, at the time of the Share Transfer, parties with rights to subscribe for new shares for either Bank will be allocated rights to subscribe for new shares applicable to the Joint Holding Company in accordance with the details of such rights and the share transfer ratio, and in accordance with the rights to subscribe for new shares applicable at the Basis Period. Neither of the Banks has issued bonds with rights to subscribe for new shares.

2.       Schedule of the Share Transfer

Friday, December 10, 2021	Execution of the Basic Agreement (Both Banks)
Wednesday, March 2, 2022	Receipt of notice by the FTC that no cease and desist order will be issued
Thursday, March 31, 2022	Record date of the annual shareholders’ meetings (Both Banks)
Wednesday, May 11, 2022

Board of directors meetings resolutions regarding the execution of the Business Integration Agreement, and the execution of the Business Integration Agreement (Both Banks)

Board of directors meetings resolutions regarding the development of the Share Transfer plan, and the development of the Share Transfer plan (Both Banks)

Board of directors meeting resolution regarding the execution of the Treasury Stock Tender Offer Application Agreement, and execution of the Treasury Stock Tender Offer Application Agreement (Chukyo Bank)

Friday, June 24, 2022 (Planned)	Holding of annual general meetings of shareholders (adoption of resolution approving the Share Transfer Plan) (Both Banks)
Thursday, September 29, 2022 (Planned)	Tokyo Stock Exchange and Nagoya Stock Exchange de-listing date (Both Banks)
Before Friday, September 30, 2022 (Planned)	Start date of Treasury Stock Tender Offer settlement
Friday, September 30, 2022 (Planned)	Record date of interim dividend for both Banks (including Special Dividend by Chukyo Bank)
Monday, October 3, 2022 (Planned)	Formation date of the Joint Holding Company (effective date of the Share Transfer) Share listing date of the Joint Holding Company

(Note)	The above schedule may be changed upon consultation between the Banks where necessary in the course of moving towards the Share Transfer or for other reasons.

3.       5. Overview of the Companies Involved in the Share Transfer (as of the end of March 2022)

Name	The Aichi Bank, Ltd.	The Chukyo Bank, Limited
Location	14-12 Sakae 3-chome, Naka-ku, Nagoya	33-13 Sakae 3-chome, Naka-ku, Nagoya
Job title and name of representative	Yukinori Ito, President	Hideo Kobayashi, President
Description of business	Banking business	Banking business
Amount of stated capital	18 billion yen	31.8 billion yen
Date of establishment	May 15, 1944	February 10, 1943
Total number of issued shares	Common stock: 10,943,240 shares	Common stock: 21,780,058 shares
Settlement Term	March 31	March 31

4.       Company to be newly founded through the Share Transfer

Trade Name	Aichi Financial Group, Inc. (English: Aichi Financial Group, Inc.)
Location of headquarters	14-12 Sakae 3-chome, Naka-ku, Nagoya, Aichi
Functional location of principal headquarters	14-12 Sakae 3-chome, Naka-ku, Nagoya, Aichi
Amount of stated capital	20,000 million yen
Settlement Term	March 31

5.       Overview of Accounting Processing Associated with the Share Transfer

The accounting processing associated with the Share Transfer corresponds to an acquisition under accounting standards for business combinations, and the application of the purchase method is anticipated. Furthermore, the amount of goodwill (or negative goodwill) that may arise from the Share Transfer is undetermined at this stage.

Consolidated Statement of Changes in Equity for the 113th Period

(From April 1, 2021 to March 31, 2022)

(Unit: millions of yen)

	Shareholders’ equity
	Amount of stated capital	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance at the beginning of the current period	18,000	13,883	142,074	−1,055	172,903
Cumulative effects of changes in accounting policies			-38		-38
Balance at the beginning of the current period after changes in accounting policy	18,000	13,883	142,036	−1,055	172,865
Change of items during period
Dividends of surplus			−1,721		−1,721
Net income for period attributable to shareholders of the parent company			10,945		10,945
Acquisition of treasury shares				−3	−3
Disposition of treasury shares		−9		78	69
Reversal of revaluation difference on land			140		140
Transfer to capital surplus from retained earnings		9	−9		－
Changes in the amount for the period (net amount) for items other than shareholders’ equity
Total change during period	－	－	9,355	75	9,430
Balance at end of period	18,000	13,883	151,391	−979	182,295

(Unit: millions of yen)

	Accumulated Other Comprehensive Income					Rights to subscribe for new shares	Non-controlling interests	Total equity
	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Revaluation reserve for land	Cumulative adjustments of retirement benefits	Total accumulated other comprehensive income
Balance at the beginning of the period	59,345	100	8,413	991	68,850	302	4,335	246,391
Cumulative effects of changes in accounting policies							-20	-58
Balance at the beginning of the current period after changes in accounting policy	59,345	100	8,413	991	68,850	302	4,315	246,333
Change of items during period
Dividends of surplus								−1,721
Net income for period attributable to shareholders of the parent company								10,945
Acquisition of treasury shares								−3
Disposition of treasury shares								69
Reversal of revaluation difference on land								140
Transfer to capital surplus from retained earnings								－
Changes in the amount for the current period (net amount) for items other than shareholders’ equity	-16,627	535	−140	-65	-16,297	−43	90	-16,250
Total change during period	-16,627	535	−140	-65	-16,297	−43	90	-6,820
Balance at end of period	42,718	635	8,272	925	52,552	259	4,405	239,512

Notes to the Consolidated Financial Statements

Stated monetary amounts are rounded down to the nearest million yen.

Matters regarding accounting policies

1.	Valuation basis and valuation method for trading account securities

The valuation of trading account securities is carried out in accordance with the market value method (selling costs are calculated using the moving average method).

2.	Valuation basis and valuation method for securities

The valuation of securities is carried out using the amortized cost method using the moving average method for bonds held to maturity (straight-line method), and the and the market value method for other securities (selling costs are calculated using the moving average method), but the cost method using the moving average method is used for shares, etc. without market price.

Valuation differences on available-for-sale securities are included in equity.

3.	Valuation criteria and valuation method for derivative transactions

Derivative transactions are evaluated based on the market value method.

4.	Depreciation method for fixed assets
(1)	Tangible fixed assets (excluding leased assets)

The Bank’s tangible fixed assets are depreciated using the declining balance method (however, the straight-line method for buildings excluding ancillary equipment acquired on or after April 1, 1998, and for ancillary equipment and structures acquired on or after April 1, 2016).

The principal useful life is as follows:

Buildings	8–50 years
Other	3–20 years

Tangible fixed assets of consolidated subsidiaries and subsidiary corporations, etc. are amortized mainly using the straight-line method based on the estimated useful life of the assets.

(2)	Intangible fixed assets (excluding leased assets)

Intangible fixed assets are depreciated using the straight-line method. Furthermore, software for own use is depreciated based on the useful life determined by the Bank and consolidated subsidiaries and subsidiary corporations, etc. (5 years).

(3)	Leased assets

Leased assets in "tangible fixed assets" and "intangible fixed assets" under finance leases that do not involve transfer of ownership are depreciated using the straight-line method, with the lease term as the useful life of the lease period. The residual value is zero.

5.	Recording standards for allowances for doubtful accounts

The Bank's allowances for doubtful accounts are recorded as follows in accordance with the pre-prescribed amortization and allowance rules.

For claims equivalent to claims against normal obligors and claims requiring attention stipulated in the “Guidelines on Self-Assessment of Assets of Banks and Other Financial Institutions and Audit of Bad Debt Amortization and Allowance for Doubtful Accounts” (Japan Institute of Certified Public Accountants Special Committee on Audits of Banks, etc. Report No. 4, April 14, 2022), the expected loss amount for the next year or the expected loss amount for the next three years is estimated and recorded, with the expected loss amount calculated by calculating the loss rate based on the average value of the bad debt record rate over a certain period in the past based on the bad debt record for one year or three years, and adding necessary adjustments such as future prospects to this. For claims corresponding to claims against obligors with a concern of bankruptcy, the estimated amount of collateral that can be disposed of and the estimated recoverable amount from the guarantee are deducted from the amount of the claim, and the remaining amount that is deemed necessary is recorded. For claims corresponding to claims against legally or substantially bankrupt obligors, the estimated amount of collateral that can be disposed of and the estimated recoverable amount from the guarantee are deducted from the amount of the claim, and the remaining amount is recorded.

All claims are assessed by the asset valuation department in cooperation with the sales-related department based on the asset self-assessment standards.

Allowances for doubtful accounts for consolidated subsidiaries and subsidiary corporations, etc. are recorded respectively in the amount believed necessary in light of the past bad debt ratio, etc. for ordinary claims, and in an estimated unrecoverable amount for specific claims such as claims with a possibility of default, individually taking into account the possibility of collection.

6.	Recording standards for allowance for investment loss

In order to provide for losses on investment, the reserve for investment losses is recorded in the amount deemed necessary in consideration of the financial position, etc. of securities issuers.

7.	Recording standards for allowance for bonuses payable

In order to provide for the payment of bonuses to employees, the reserve for bonuses is recorded in the estimated amount of bonus payments to employees that are attributable to the current consolidated fiscal year.

8.	Recording standards for allowance for officers' bonuses payable

In order to provide for the payment of bonuses to officers, the reserve for officer bonuses is recorded in the estimated amount of bonus payments to officers that are attributable to the current consolidated fiscal year.

9.	Recording standards for allowance for officers' retirement benefits

In order to provide for the payment of retirement benefits to the Bank’s executive officers and the officers of consolidated subsidiaries and subsidiary corporations, etc., a reserve for officer retirement benefits is recorded in the amount of estimated payment of retirement benefits to the Bank’s executive officers and the officers of consolidated subsidiaries and subsidiary corporations, etc. that can be recognized as having occurred by the end of the current consolidated fiscal year.

10.	Recording standards for allowance for reimbursement losses for inactive deposits

In order to provide for reimbursement losses based on reimbursement claims from depositors for inactive deposits that were recognized as profit, the Bank’s reserve for reimbursement of inactive deposits is recorded in the expected amount of future reimbursement losses based on past reimbursements.

11.	Recording standards for allowances for contingent loss

In order to provide for future payments of obligations through liability sharing systems, etc. for guarantees of credit guarantee associations pertaining to loans, etc., a reserve for contingent losses (reserve for guarantee losses) is recorded in the amount deemed necessary in consideration of past bad debts, etc.

12.	Accounting for retirement benefits

The method of attributing the estimated amount of retirement benefits to the period lasting until the end of the current consolidated fiscal year when calculating the retirement benefit obligations is based on the benefit calculation formula standard. Furthermore, actuarial differences are expensed over a period (13–14 years) that is no longer than the average remaining service period for employees as of the consolidated fiscal year in which they arise, starting from the first consolidated fiscal year following that in which they arise.

13.	The basis for the translation of foreign currency dominated assets and liabilities into Japanese currency

The foreign currency-denominated assets and liabilities of the Bank and consolidated subsidiaries and subsidiary corporations, etc. are added using the converted yen amount based on the exchange rate on the consolidated closing date.

14.	Recording standards for material revenue and expenses
(1)	Recording standards for revenue and expenses in finance lease transactions

The recording standards for revenue and expenses pertaining to finance lease transactions are based on the method of recording ordinary income and ordinary expenses when lease fees are received.

(2)	Recording standards for revenue arising from contracts with customers

The principal performance duty in the principal business related to revenue arising from contracts with customers of the Bank and its consolidated subsidiaries and subsidiary corporations, etc. is the provision of financial services, etc., and revenue is recognized at the time of the transfer of control of the promised goods or services to the customer in the amount that is expected to be received in exchange for such goods or services.

15.	Material hedge accounting methods

Interest rate risk hedging

The method of hedge accounting for interest rate risk arising from the Bank’s financial assets and liabilities is based on deferred hedges prescribed in "Accounting and Audit Treatment regarding Application of Financial Instruments Accounting Standards in the Banking Industry" (Japanese Institute of Certified Public Accountants Industry Committee Practical Guidelines No. 24, March 17, 2022; “Industry Audit Committee Practical Guidelines No. 24”). With regard to the hedging effectiveness assessment method, for hedging that offsets market fluctuations, we group into each certain (remaining) period and then identify and evaluate the deposits and loans, etc. to be hedged and interest rate swap transactions, which are hedging instruments. In addition, with regard to hedging that fixes cash flows, effectiveness is evaluated by verifying the correlation between interest rate fluctuation factors of the hedged items and the hedging instruments.

For some assets, deferred hedges are used by individual hedges that directly correspond with hedged items and hedging instruments.

The assessment of the effectiveness of hedges has been omitted because the terms of the hedging instruments and hedged items are essentially the same, so market fluctuations are offset at the start of hedging and continuously thereafter.

Among the above hedging relationships, the special treatment set out in “Treatment of Hedge Accounting for Financial Instruments that Reference LIBOR” (Practical Issues Task Force Report No. 40, March 17, 2022; Accounting Standards Board of Japan) is applied to all hedging relationships within the scope of the report. The details of hedge accounting to which this practical response report is applied are as follows.

Hedge accounting method                                        Deferred hedging

Type of financial instrument that is the hedging instrument      Interest rate swap

Type of financial instruments that are hedged        Japanese government bond

Types of hedge transaction                                     Offsetting market fluctuations

16.	Accounting treatment for consumption tax, etc.

Non-deductible consumption tax, etc. on tangible fixed assets is recorded in expenses for the current consolidated fiscal year.

Changes to accounting policies

(Application of Accounting Standards for Recognition of Revenue, etc.)

The Accounting Standards for Revenue Recognition, (Corporate Accounting Standard No. 29 March 31, 2020; hereinafter, "Income Revenue Recognition Accounting Standard"), etc. were applied from the beginning of the current consolidated fiscal year, and at the time that control of the promised goods or services transfers to customers, we have decided to recognize revenue at the amount expected to be received in exchange for such goods or services.

As a result, part of the consideration paid to customers such as cash-backs has changed from the method of being treated as “operating expenses” or “other ordinary expenses” in “ordinary expenses” to the method of making a reduction from the transaction price. In addition, although the revenue recognition standard for credit card annual membership fees at our consolidated subsidiary corporations, etc. had been recognized as a lump sum at the time of receipt, they are performance duties that are satisfied over a certain period of time, so from the current consolidated fiscal year we now recognize revenue depending on the period elapsed.

The application of the Income Revenue Recognition Accounting Standard, etc. is in accordance with the transitional treatment set forth in the proviso to Paragraph 84 of the Income Revenue Recognition Accounting Standard, and the cumulative effect amount in the case that the new accounting policy was retroactively applied prior to the beginning of the current consolidated fiscal year is added to or subtracted from retained earnings at the beginning of the current consolidated fiscal year, and the new accounting policy is applied from that beginning balance.

As a result, the impact on the consolidated balance sheet, consolidated profit and loss statement, net asset amount per share, and the amount of net income attributable to parent company shareholders for the current consolidated fiscal year is limited.

Due to the cumulative impact amount having been reflected in the equity at the beginning of the current consolidated fiscal year, the beginning balance of retained earnings in the consolidated statement of changes in equity has decreased by 38 million yen, and the beginning balance of non-controlling interests has decreased by 20 million yen.

(Application of Accounting Standards for Fair Value Measurement, etc.)

The Accounting Standards for Fair Value Measurement (Corporate Accounting Standards No. 30, July 4, 2019; hereinafter, "Fair Value Measurement Accounting Standards"), etc. have been applied from the beginning of the current consolidated fiscal year, and in accordance with the transitional treatment set forth in Section 19 of the Fair Value Measurement Accounting Standards and Section 44-2 of the Accounting Standards for Financial Instruments (Corporate Accounting Standards No. 10, July 4, 2019), the new accounting policies established by the Fair Value Measurement Accounting Standards, etc. will be applied in the future. The effect that this change has on the consolidated financial statements is minor.

In addition, in the "Financial Instruments-Related" notes, we have made notes on matters such as the breakdown of the market value of financial instruments by level.

Significant accounting estimates

Items for which the amount was recorded in the consolidated financial statements for the current consolidated fiscal year based on an accounting estimate and that could have a material influence on the consolidated financial statements for the next consolidated fiscal year are as follows.

Allowance for doubtful accounts

(1)	The amount recorded in the consolidated financial statements for the current consolidated fiscal year
Allowance for doubtful accounts	14,059 million yen
(2)	Information that contributes to an understanding of the content of an important accounting estimate pertaining to the identified item
(i)	Calculation method

As stated in "5. Recording standards for allowances for doubtful accounts " under "Matters regarding Accounting Policies," assets are valued based on the asset self-assessment standards, and allowances for doubtful accounts are recorded in accordance with the amortization and allowance rules according to the determined debtor category.

(ii)	Key assumptions

Debtor category is determined based on quantitative information such as the debtor’s financial information in addition to making a judgment taking qualitative factors, etc. into consideration, and there is a high degree of uncertainty about the estimate mainly in the following areas.

-	Ascertaining the credit status of the debtor, including the future prospects for performance of the borrower (including financial analysis, industry trends, use of funds, repayment plan, etc.)
-	Estimating expected losses based on the recent economic environment and future outlook based on risk factors and past bad debt results

Regarding the estimates for allowance for doubtful accounts due to the COVID-19 pandemic, it is expected that escalation of the pandemic and the resulting stagnation of economic activity will continue to have an impact in the next consolidated fiscal year, but it is expected that economic activity will gradually recover with the support of economic measures by the government.

Against this backdrop, it is assumed that some industries will continue to see an impact on earnings such as lower sales, and that there will be some degree of impact on credit risk for loans, etc. Based on these assumptions, in order to provide for the expected losses due to such impact, the allowance for doubtful accounts is recorded by reflecting the deterioration of debtors’ recent performance, which is expected to be impacted, in the debtor categorization.

(iii)	Impact on consolidated financial statements for the next consolidated fiscal year

The above assumptions involve a high degree of uncertainty, and changes in the assumptions used in the initial estimates due to escalation of the pandemic or changes in economic environment and changes in borrowers’ financial situations, etc. may have a material impact on the allowance for doubtful accounts in the consolidated financial statements for the next consolidated fiscal year.

Matters to Be Set Down in Notes

(Consolidated Balance Sheet-Related)

1.	The claims under the Banking Act and the Act on Emergency Measures for the Revitalization of Financial Functions are as follows. Claims are recorded in the accounts for corporate bonds (limited to contracts under which the redemption of the principal and payment of the interest in whole or in part are guaranteed, and such corporate bond is issued through the private placement of securities (Article 2, Paragraph 3 of the Financial Instruments and Exchange Act)), loans, and foreign exchange under “securities,” and accrued interest, suspense payments, and customers’ liabilities for acceptances and guarantees under “other assets” in the consolidated balance sheet.
Amount of claims subject to bankruptcy or reorganization proceedings and equivalent claims	7,504 million yen
Amount of claims with risks	40,489 million yen
Amount of claims requiring monitoring	5,005 million yen
Amount of claims in arrears for three months or more	302 million yen
Amount of restructured loans	4,703 million yen
Subtotal	53,000 million yen
Amount of normal claims	2,756,925 million yen
Total amount	2,809,926 million yen

“Claims subject to bankruptcy or reorganization proceedings and equivalent claims” means claims held against debtors with failed business status due to grounds such as a petition for commencement of bankruptcy proceedings, commencement of reorganization proceedings, or commencement of rehabilitation proceedings, and any other type of claims equivalent thereto.

“Claims with risks” means claims that do not fall under the category of claims subject to bankruptcy or reorganization proceedings and equivalent claims and for which, although the debtor has not entered bankruptcy, there is a high possibility that loan principal cannot be recovered or interest cannot be received according to the contract because of difficulties in the financial condition and business performance of the debtor.

“Claims in arrears for three months or more” are loans for which the payment of principal or interest has been not paid for three months or more from the day following the agreed payment date, and which do not fall under the category of claims subject to bankruptcy or reorganization proceedings and equivalent claims or claims with risks.

“Restructured loans” are loans that, for the purpose of the rehabilitation or support of the debtor, have reduced or exempted interest rates, deferred payment of interest, deferred repayment of principal, loan forgiveness, or other arrangements that are advantageous to the debtor, and do not fall under the category of claims subject to bankruptcy or reorganization proceedings and equivalent claims, claims with risks, or claims in arrears for three months or more

“Normal claims” are claims classified as those other than claims subject to bankruptcy or reorganization proceedings and equivalent claims, claims with risks, claims in arrears for three months or more, and restructured loans, and for which the debtor has no particular financial condition or business performance problems.

The aforementioned amount of claims is before deducting the allowance for doubtful claims.

(Change in presentation)

Following the implementation from March 31, 2022 of the Cabinet Office Ordinance Partially Revising the Ordinance for Enforcement of the Banking Act, etc. (Cabinet Office Ordinance No. 3 of January 24, 2020), the categories, etc. of risk-monitored claims under the Banking Act are presented in accordance with the classification, etc. of disclosed claims under the Act on Emergency Measures for the Revitalization of Financial Functions.

2.	Discounts on negotiable instruments are treated as financial transactions pursuant to the Industry Audit Committee Practical Guidelines No. 24. The bank acceptances, commercial bills, documentary bills, and foreign exchange purchases, etc. that have been accepted pursuant thereto have rights enabling disposition at will by way of sale or (re-) collateral. The face value of this amount is 14,346 million yen.

3.	In loan participation, the amount recorded on the consolidated balance sheet is 3,248 million yen out of the participation principal amount accounted for as loans to original debtors based on Accounting and Presentation of Loan Participation (Japanese Institute of Certified Public Accountants Accounting System Committee No. 3, November 28, 2014)
4.	Assets offered as collateral are as follows.

Assets offered as collateral

Securities	463,045 million yen
Loans	111,268 million yen
Obligations corresponding to the security assets
Call Money and bills sold	6,119 million yen
Security accepted for bond lending transactions	49,241 million yen
Borrowed money	447,070 million yen

In addition to the above, 704 million yen of securities has been provided as collateral for transactions such as foreign exchange settlements and substitutes for futures trading margins, etc.

Other assets include 10 billion yen of deposited margin from central clearing organization and 355 million yen in security deposits.

5.	Overdraft agreements and commitment line agreements pertaining to loans are agreements that promise to lend funds up to a certain limit provided there is no breach of the terms and conditions set forth in the agreement if a request is received from a customer to execute a loan. The unused loan balance pertaining to these agreements is 619,411 million yen, and all have an original agreement term of one year or less (or unconditionally revocable at any time).

As many of these agreements end without drawdown, the undrawn loan balance itself does not necessarily affect future cash flows of the Bank and consolidated subsidiaries and subsidiary corporations, etc. Many of these agreements contain provisions to the effect that the Bank and consolidated subsidiaries and subsidiary corporations, etc. may reject a loan drawdown request or reduce the maximum amount of the contract due to a change in the financial situation, preservation of claims, and other reasonable grounds. In addition to collecting collateral such as real estate and securities, etc. as necessary at the time of contract, the customer’s business conditions are regularly ascertained based on predetermined internal procedures after entering into the agreement, and the agreement is reviewed and measures for credit protection, etc. are taken as necessary.

6.	A revaluation of the Bank’s land for business use was conducted in conformance with the Act on Revaluation of Land (Act No. 34 of March 31, 1998), and the amount corresponding to tax on the resulting revaluation difference is recorded to the category for liabilities as a “deferred tax liability for revaluation,” and the amount after this deduction is recorded to the category for equity as the “land revaluation difference.”

Date of revaluation:                                                  March 31, 1998

The method of reevaluation stipulated in Article 3, Paragraph 3 of said Act.      Calculation by making a reasonable adjustment based on the taxable value of the land value tax prescribed in Article 2, item (iv) of the Order for Enforcement of the Act on Revaluation of Land (Cabinet Order No. 119 of March 31, 1998).

The difference between the total amount of the market value at the end of the current consolidated fiscal year of the land for business use for which revaluation has been carried out as prescribed in Article 10 of said Act and the total amount of the book value after the revaluation of the said land for business use

The difference is not stated because the market value of the land for which revaluation was carried out exceeds the book value after the revaluation.

7. Amount of accumulated amortization for tangible fixed assets	24,730 million yen
8. Amount of reduction entries for tangible fixed assets	1,892 million yen
9.	Of the corporate bonds in “Securities”, the guarantee obligation for corporate bonds through private placement of securities (Article 2, Paragraph 3 of the Financial Instruments and Exchange Act) is 36,078 million yen.
10. Total monetary claims against directors arising from transactions with our bank's directors	3 million yen

(Consolidated Profit and Loss Statement-Related)

1.	"Other ordinary income" includes 5,431 million yen on the sale of shares, etc.
2.	"Other ordinary expenses" includes 532 million yen in losses on the sale of shares, etc. and 67 million yen in retirement of shares, etc.
3.	The book value of the following assets has been reduced to the recoverable value due to a change in the use of the asset or a continuous decline in land prices, etc., and the amount of such decrease and removal expenses, etc. are recorded to extraordinary losses as impairment losses (186 million yen).
Category	Region	Main use	Type	Impairment loss (million yen)
Operating assets	Aichi Prefecture	3 sales branches, etc.	Land and building, movable assets, etc.		186
				(Of which, land	71)
				(Of which, buildings, etc.	77)
				(Of which, movable assets, etc.	－)
				(Of which, removal expenses	37)
Total					186
				(Of which, land	71)
				(Of which, buildings, etc.	77)
				(Of which, movable assets, etc.	－)
				(Of which, removal expenses	37)

Operating assets are grouped by branch office, which is the smallest division of management accounting (however, a branch office group that conducts business in a coordinated manner is that group unit).

In addition, idle assets are treated as one unit.

The recoverable price used to measure the impairment loss for the current consolidated fiscal year is the net sale price. The net sale price is calculated by deducting the estimated amount of disposition expenses from the real estate appraisal amount, etc.

(Consolidated Statement of Changes in Equity-Related)

1.	Matters regarding class and number of shares issued and class and number of treasury shares
(Unit: thousands of shares)

	Number of shares at beginning of the current consolidated fiscal year	Increase in number of shares during the current consolidated fiscal year	Decrease in number of shares during the current consolidated fiscal year	Number of shares at end of the current consolidated fiscal year	Summary
Issued shares
Common stock	10,943	－	－	10,943
Total	10,943	－	－	10,943
Treasury shares
Common stock	189	0	14	176	(Note)
Total	189	0	14	176

(Note)	1. The increase in the number of common stock treasury shares of 0 thousand shares is due to an increase of 0 thousand shares from purchases of fractional units of shares.
2. The decrease in the number of common stock treasury shares of 14,000 shares is a decrease of 0 thousand shares due to request(s) for additional purchase of fractional shares and a decrease of 14,000 shares due to treasury share dispositions in conjunction with the exercise of stock options.
2.	Matters regarding rights to subscribe for new shares and own rights to subscribe for new shares

Category	Breakdown of rights to subscribe for new shares	Class of shares underlying rights to subscribe for new shares	Number of shares underlying rights to subscribe for new shares				Balance at end of current consolidated fiscal year (millions of yen)	Summary
			Beginning of current consolidated fiscal year	Increase in current consolidated fiscal year	Decrease in current consolidated fiscal year	End of current consolidated fiscal year
Our bank	Share warrants as stock options	－					259
Total		－					259

3.	Matters Regarding Dividends
(1)	Dividend amounts paid during the current consolidated fiscal year

(Resolutions)	Share class	Total dividend amount	Dividend amount per share	Record date	Effective date
June 25, 2021 Annual General Meeting of Shareholders	Common stock	752 million yen	70 yen	March 31, 2021	June 28, 2021
November 12, 2021 Board of Directors	Common stock	968 million yen	90 yen	September 30, 2021	December 6, 2021
Total	－	1,721 million yen	－	－	－

(Note)	The dividend amount per share decided by the Annual General Meeting of Shareholders on June 25, 2021 includes a special dividend of ¥20.

(2)	Dividends for which the record date falls in this consolidated fiscal year, but the effective date of the dividend will be after the last day of the current consolidated fiscal year.

(Resolutions)	Share class	Total dividend amount	Dividend source	Dividend amount per share	Record date	Effective date
June 24, 2022 Annual General Meeting of Shareholders	Common stock	2,368 million yen	Other Retained Earnings	220 yen	March 31, 2022	July 27, 2022

(Financial Instruments-Related)

1.	Matters related to the status of financial instruments
(1)	The policy for dealing with financial instruments

The Bank’s group raises funds by accepting "deposits" from its customers. Also, the Bank conducts lending services by loaning the “deposits” that are raised funds to private companies and individuals and also carries out market investments by investing them in bonds and other securities.

We use derivative transactions for the purpose of avoiding customer exchange rate fluctuation risks and to avoid the Bank's own risks in foreign currency financing transactions and rising interest rates. In addition, in order to avoid financial assets and financial liabilities from being exposed to market risk, we use derivatives as a hedging instrument from the perspective of comprehensive risk management.

With respect to certain interest rate swap transactions that are derivative transactions, we apply deferred hedges through individual hedges that directly match the hedged items and the hedging instruments. The assessment of hedge effectiveness has been omitted because market fluctuations continue to be offset at and after the start of the hedge since the terms of the hedge instrument and the hedged items are nearly the same.

(2)	Details of financial instruments and their risks

The financial assets held by the Bank’s group are mainly loans to private companies and individuals, and they are exposed to credit risk brought about by interest rate risk and a deterioration of the financial condition of borrowers, etc.

Securities are primarily bond certificates and shares, and bond certificates are held for buying and selling, other securities and being held to maturity, and shares are held for the purpose of pure investment and policy-based investment. These are exposed to issuer credit risk, interest rate fluctuation risk, market price fluctuation risk, and exchange rate risk. With regard to deposits, there are liquid deposits and term-deposits, with the maximum term of term deposits being five years.

As we hold financial assets and financial liabilities that entail interest rate fluctuations, we have implemented comprehensive asset-liability management (ALM) so that no adverse effects due to interest rate fluctuations are generated.

(3)	Risk management system for financial instruments
(i)	Credit Risk Management

The Bank manages the credit risk of individual obligors through strict credit screening and management of individual obligors, and by doing a time series analysis of credit risks by rating and industry, etc., strives to disperse the credit risk of the Bank's overall portfolio.

With regard to management of credit risk of individual obligors, the Bank’s group conducts an evaluation by the credit investigation division verifying each individual obligor's financial analysis, industry trends, use of funds, and repayment plan, etc. We strive to keep track of the credit status of individual obligors at all times by conducting evaluations at the time of new screenings and periodically or as needed due to the occurrence of events, etc. during interim credit management and self-assessments after closing. Self-assessments means the categorization of assets in accordance with the degree of claim risk based on the obligor classification and the status of collateral and guarantees, etc. The self-assessment verification division verifies and reports to management the aggregate results, etc. of self-assessments.

With regard to the overall bank credit portfolio, the credit management department regularly monitors the concentration of industries and large volume concentrations, etc. in order to seek to build a portfolio that eliminates concentration risk. The credit management department regularly reports the monitoring results to management.

The Bank has introduced an internal rating system. The internal rating system makes classifications by giving credit ratings to individual obligors based on creditworthiness, so the internal ratings are used at the Bank when conducting deal screening, credit management, and monitoring of credit portfolios.

In addition, the Bank quantifies credit risk and uses it for credit risk management.

(ii)	Market Risk Management

In order to appropriately control the amount of market risk, the Compliance Risk Management Department monitors the status of market risk at the Bank. Specifically, with regard to measurable market risks, we measure the market risk volume, and by conducting stress testing and simulation analyses, we obtain a grasp of the market risk volume facing the Bank and how the bank's profits and losses will change if interest rates, shares, and exchange markets fluctuate significantly.

The Compliance Risk Management department regularly reports the status of market risks to the Board of Directors and Risk Management Committee, etc. The Risk Management Committee, etc. confirms that the market risk is held in a situation that is acceptable for the bank's capital status, and studies policies for controlling market risks.

○	Quantitative information on market risk

In the Bank’s group, the major risk variables are interest rate risk and share price risk. The principal financial instruments affected by interest rate risk are “loans,” bonds classified as available-for-sale securities under “securities and investment securities,” and “deposits,” and the principal financial instruments affected by share price fluctuation risk are shares classified as available-for-sale securities under “securities and investment securities.” At the Bank’s group, by dividing these financial assets and financial liabilities into "market integration risks," "bonds,” “investment trusts, and other securities," "pure investment shares," and "policy investment shares" and calculating VaR, it is used in quantitative analyses when managing interest rate fluctuation risk and share price fluctuation risk. The historical simulation method (125-day holding period, 99% confidence interval, 10-year observation period) is used to calculate VaR.

As of March 31, 2022 (the consolidated closing date for the current period), the Bank group's overall market risk amount (estimated amount of loss) is 31,709 million yen. When calculating VaR, we take the VaR value covering the interest rate risk of the banking account, price fluctuation risk for investment trusts and other securities, and price fluctuation risk of pure investment shares, and add it together with the VaR value covering price fluctuation risk of policy investment shares.

The Bank’s group conducts back testing that compares the actual profit and loss to the VaR calculated by the model, and we believe that the measurement model used captures market risk with sufficient accuracy. However, VaR measures the market risk amount at a certain probability of occurrence calculated statistically based on past market fluctuations, and it may not be possible to comprehend risk in circumstances where the market environment has changed significantly to an extent that is not normally conceivable.

(4)	Supplementary explanation for matters concerning market value of financial instruments, etc.

Since the market value of financial instruments uses certain assumptions, etc., such values may differ if different assumptions, etc. are applied.

2.	The matters related to the market value, etc. of financial instruments

The amount recorded on the consolidated balance sheet and market value as of March 31, 2022 as well as the differences between these values are described below. Shares, etc. without a market price and partnership contributions, etc. are not included in the following table (see Note 1). In addition, cash deposits, call loans and purchased notes, call money and bills sold, and security accepted for bond lending transactions have been omitted because they are settled in a short period of time and the market value is close to book value.

(Unit: millions of yen)

	Amount recorded on consolidated balance sheet	Market value	Amount of difference
(1) Monetary claims purchased	7,238	7,238	－
(2) Trading account securities
Securities for trading purposes	49	49	－
(3) Securities
Available-for-sale securities	990,476	990,476	－
(4) Loans	2,759,402
Allowance for doubtful accounts (*1)	-13,231
	2,746,171	2,784,442	38,271
Assets total	3,743,936	3,782,207	38,271
(1) Deposits	3,389,658	3,389,673	14
(2) Negotiable certificates of deposit	4,100	4,100	－
(3) Borrowed money	455,615	455,282	-332
Liabilities total	3,849,374	3,849,056	-317
Derivative transactions (*2) Those to which hedge accounting has not been applied Those to which hedge accounting applies (*3)	(1,860) 916	(1,860) 916	－ －
Total derivative transactions	(944)	(944)	－

(＊1)	General allowances for doubtful accounts and individual allowances for doubtful accounts corresponding to loans are deducted.
(＊2)

Derivative transactions recorded in other assets and liabilities are presented collectively.

Net claims and obligations that arise from derivative transactions are presented in net amount. A figure in parentheses denotes an item that in total is a net obligation.

(＊3)	Interest rate swaps, etc. designated as hedging instruments to offset fluctuations in market prices of government bonds that are hedged, and mainly deferred hedging is applied. “Treatment of Hedge Accounting for Financial Instruments that Reference LIBOR” (Practical Issues Task Force Report No. 40, March 17, 2022; Accounting Standards Board of Japan) has been applied to these hedging relationships.

(Note 1)	The amounts recorded on the consolidated balance sheet for shares, etc. without a market price and partnership contributions, etc. are as follows, and are not included in "available-for-sale securities" under market value information of financial instruments.

(Unit: millions of yen)

Category	Amount recorded on consolidated balance sheets
Unlisted shares (*1) (*2)	1,519
Partnership contributions (*3)	1,003
(＊1)	Non-listed shares are not subject to market value disclosure under Paragraph 5 of the "Guidelines for Disclosure of Market Value, etc. of Financial Instruments."(Guidelines on Application of Corporate Accounting Standards No. 19, March 31, 2020)
(＊2)	In the current consolidated fiscal year, the company recorded an impairment loss of 3,000,000 yen with respect to unlisted shares.
(＊3)	Partnership contributions, etc. are not subject to market value disclosure pursuant to Paragraph 27 of the Guidelines for Application of Accounting Standards for Fair Value Measurement (Guidelines on Application of Corporate Accounting Standards No. 31, July 4, 2019).

(Note 2)	Expected redemption amount after consolidated closing of accounts for Monetary claims and securities with maturities
(Unit: millions of yen)

	Within one year	More than one year and within three years	More than three years and within five years	More than five years and within seven years	More than seven years and within 10 years	More than 10 years
Deposits	459,363	－	－	－	－	－
Call loans and purchased notes	2,888	－	－	－	－	－
Monetary claims purchased	－	－	－	－	－	7,319
Securities
Within Available-for-sale securities Those with a set term	79,051	146,572	153,051	119,040	128,178	152,793
Loans (*)	311,254	493,483	384,734	253,250	321,079	741,698
Total	852,557	640,055	537,786	372,291	449,258	901,811

(＊)	Of the loans, not included is 47,488 million yen with no prospect of the planned redemption amount , including claims against bankrupt borrowers, effectively bankrupt borrowers, and borrowers at risk of bankruptcy, and 206,414 million yen that does not have a set term.

(Note 3)	The planned repayment amount of corporate bonds, borrowed money, and other interest-bearing liabilities after the consolidated closing date

(Unit: millions of yen)

	Within one year	More than one year and within three years	More than three years and within five years	More than five years and within seven years	More than seven years and within 10 years	More than 10 years
Deposits (*)	3,195,761	187,030	6,866	－	－	－
Negotiable certificates of deposit	4,100	－	－	－	－	－
Call money and bills sold	131,119	－	－	－	－	－
Security accepted for bond lending transactions	49,241	－	－	－	－	－
Borrowed money	252,885	142,197	60,495	37	－	－
Total	3,633,108	329,228	67,361	37	－	－

(＊)	Within deposits, disclosure of demand deposits is included in "within one year."

3.	Matters concerning the breakdown, etc. by market value level of financial instruments

The market value of financial instruments is classified into the following three levels depending on the observability and importance of inputs used in the calculation of market value.

Level 1 market value:	Among observable inputs pertaining to the calculation of market value, the market value calculated using the market values concerning assets or liabilities that are the subject of calculation of the relevant market value formed in an active market
Level 2 market value:	Among observable inputs pertaining to market value, the market value calculated using inputs pertaining to the calculation of market values other than the inputs set forth in Level 1
Level 3 market value:	The market value calculated using unobservable inputs for calculation of market values

If multiple inputs that have a significant impact on the calculation of market value are used, the market value is classified in the level with the lowest priority in the calculation of market prices from among the levels to which those inputs respectively belong.

(1)	Financial instruments reported on the consolidated balance sheet at market value
Current Consolidated Fiscal Year (March 31, 2022)	(Unit: millions of yen)
Category	Market value
	Level 1	Level 2	Level 3	Total
Monetary claims purchased	－	－	7,238	7,238
Securities	256,037	488,654	36,356	781,047
Securities for trading purposes	49	－	－	49
Government bonds, municipal bonds, etc.	49	－	－	49
Available-for-sale securities	255,987	488,654	36,356	780,998
Government bonds, municipal bonds, etc.	127,797	164,445	－	292,243
Corporate bonds	－	250,288	36,356	286,645
Shares	128,180	－	－	128,180
Other	8	73,919	－	73,928
Derivative Transactions	－	1,068	－	1,068
Interest-related	－	916	－	916
Currency-related	－	152	－	152
Assets total	256,037	489,722	43,594	789,354
Derivative Transactions	－	2,012	－	2,012
Interest-related	－	－	－	－
Currency-related	－	2,012	－	2,012
Liabilities total	－	2,012	－	2,012
(＊)	Investment trusts, etc. to which the transitional measures set forth in Paragraph 26 of the Guidelines for Application of Accounting Standards for Fair Value Measurement (Guidelines on Application of Corporate Accounting Standards No. 31, July 4, 2019) have been applied are not included in the table above. The amount of relevant investment trusts, etc. on the consolidated balance sheet is 209,478 million yen.

(2)	Financial instruments other than those recorded in the consolidated balance sheet at the market value
Current Consolidated Fiscal Year (March 31, 2022)	(Unit: millions of yen)
Category	Market value
	Level 1	Level 2	Level 3	Total
Loans	－	－	2,784,442	2,784,442
Assets total	－	－	2,784,442	2,784,442
Deposits	－	3,389,673	－	3,389,673
Negotiable certificates of deposit	－	4,100	－	4,100
Borrowed money	－	455,282	－	455,282
Liabilities total	－	3,849,056	－	3,849,056

(Note 1)	The valuation technique used to calculate the market value, and explanation of inputs pertaining to the calculation of market value

Assets

Monetary claims purchased

Monetary claims purchased depend on the price at which they were acquired from the transacting financial institution, and based on the inputs used in the price at which they were acquired, are classified as Level 3 if using important unobservable inputs, and at the Level 2 market value in other cases.

Securities

Securities that can use unadjusted market prices in active markets are classified as Level 1 market values. These are mainly listed stocks and government bonds.

Even if the published quotation price is used, if the market is not active, these are classified as a Level 2 market values. These are mainly local government bonds, corporate bonds and mortgage-backed securities.

If market prices cannot be obtained, the market value is calculated using valuation techniques such as the discounted present value method for future cash flows. We make maximum use of observable inputs in the valuation, including inputs such as TIBOR, government bond yields, credit spreads, and loss rates in the event of bankruptcy. If an important unobservable input is used in the calculation, these are classified as Level 3 market values.

Investment trusts are based on published standard prices, etc., and by applying transitional measures in accordance with Paragraph 26 of the Guidelines for Application of Accounting Standards for Fair Value Measurement (Guidelines on Application of Corporate Accounting Standards No. 31, July 4, 2019), are not classified at a level.

Loans

The market value of loans is calculated by discounting the total amount of principal and interest, by discounting the total amount of principal and interest at a discount rate that incorporates risk factors such as credit risk for each type of loan, internal ratings and term, and these are therefore classified as Level 3 market values because the discount rate is unobservable.

Since claims, etc. against bankrupt borrowers, effectively bankrupt borrowers and borrowers at risk of bankruptcy are calculated based on the present value of future cash flows or estimated amounts to be collected from guarantees, etc., market value is approximately the amount found by subtracting the recorded amount of allowances for doubtful accounts from the recorded amount of claims, etc. on the consolidated balance sheet on the consolidated closing date, so that value is made the market value, and these are classified as a Level 3 market value.

Liabilities

Deposits and negotiable deposits

With regard to demand deposits, the amount to be paid (book value) if a demand is made on the consolidated closing date is deemed to be the market value. In addition, the market values of term deposits and negotiable deposits are classified into certain periods, and present value is calculated by discounting future cash flows. The discount rate is the rate used for new deposits of the same type that are accepted until the end of the remaining period (over-the-counter interest rate). For transactions where the remaining period until the deposit maturity on the consolidated closing date is within one year, it is confirmed that the market value is close to the book value, and the book value is used as the market value. These are classified as Level 2 market values.

Borrowed money

With regard to borrowed money, the current value is calculated by discounting the estimated future cash flows generated from the transaction at the risk-free rate. For transactions where the remaining period up to the maturity date on the consolidated closing date is within one year, it is confirmed that the market value is close to the book value, and the book value is used as the market value. These are classified as Level 2 market values.

Derivative Transactions

With regard to derivative transactions, most are over-the-counter transactions, and since there is no published market price, the market value is calculated using the discounted present value method and other valuation methods according to the type of transaction and the period until maturity. The inputs used in these valuation techniques include interest rates and exchange rates. If an unobservable input is not used or its effects are not significant, these are classified as Level 2 market values, and they include plain vanilla type interest rate swap transactions, foreign exchange forward transactions, and the like.

(Note 2)	Information on Level 3 market values among the financial instruments recorded in the consolidated balance sheet at the market value

(1)	Quantitative information on important unobservable inputs (March 31, 2022)
Category	Valuation technique	Important unobservable inputs	Scope of inputs	Weighted average of inputs
Securities
Available-for-sale securities
Self-Guaranteed private bonds	Discount present value method	Discount rate	0.0% to 12.5%	0.3%
		Rate of loss upon insolvency	0.0% to 7.0%	1.1%

(2)	Reconciliation from the beginning balance to the ending balance of the period, and valuation gain or loss recognized as profit or loss for the current period (March 31, 2022)

(Unit: millions of yen)

	Balance at beginning of period	Current period’s profit/loss or other comprehensive income		Net purchase, sale, issuance and settlement	Transfer to Level 3 market value	Transfer from Level 3 market value	Balance at end of period	This period’s recorded profit or loss amounts that are valuation gains or losses of financial assets and financial liabilities held on the consolidated balance sheet date (＊)
		Recording of profit or loss (＊)	Recording as other comprehensive income
Monetary claims purchased
Trust beneficiary interests	3,090	－	-107	4,255	－	－	7,238	－
Securities
Available-for-sale securities
Self-Guaranteed private bonds	32,476	-5	-80	3,966	－	－	36,356	－
(＊)	These are included in "Other operating income" and "Other operating expenses" in the consolidated profit and loss statement.

(3)	Explanation of the market value appraisal process

The Bank’s group has established policies and procedures for calculating the market price at the management meeting, and each transaction division and the Compliance Risk Management Department calculate the market value in accordance therewith.

When calculating market values, we use the valuation model that enables the most appropriate reflection of the nature, characteristics and risks of individual assets. In addition, even when using quoted prices obtained from third parties, the appropriateness of these prices is verified using appropriate methods such as confirmation of the valuation techniques and inputs used and comparison with the market values of similar financial instruments.

(4)	Explanation of the impact on the market price in the case of changes in important unobservable inputs

Important unobservable inputs used in calculating the market value of self-guaranteed private bonds are the discount rate and the loss rate in the event of bankruptcy. A significant increase (decrease) in these inputs will result in a significant decline (increase) in the market price.

(Securities-Related)

In addition to securities on the consolidated balance sheet, trading account securities and trust beneficial interests in monetary claims purchased are included.

1.	Securities for trading purposes (as of March 31, 2022)
The valuation difference included in the profit or loss for the current consolidated fiscal year (millions of yen)
Securities for trading purposes	0
2.	Bonds held to maturity (as of March 31, 2022)

No applicable matters.

3.	Available-for-sale securities (as of March 31, 2022)

	Type	Amount recorded on consolidated balance sheet (millions of yen)	Acquisition cost (millions of yen)	Amount of difference (millions of yen)
Items for which amount recorded on consolidated balance sheet exceeds acquisition cost	Shares	116,051	53,269	62,782
	Bond certificates	189,453	188,243	1,210
	Japanese government bonds	999	998	0
	Local government bonds	66,897	66,687	210
	Corporate bonds	121,557	120,557	1,000
	Overseas bonds	17,788	17,673	115
	Other	93,149	82,706	10,442
	Sub total	416,443	341,892	74,551
Items for which amount recorded on consolidated balance sheet does not exceed acquisition cost	Shares	12,129	13,686	−1,557
	Bond certificates	389,434	394,612	−5,177
	Japanese government bonds	126,798	129,791	−2,992
	Local government bonds	97,548	98,805	−1,257
	Corporate bonds	165,087	166,015	−927
	Overseas bonds	56,130	58,453	−2,322
	Other	123,576	128,158	-4,581
	Sub total	581,271	594,911	-13,639
Total		997,715	936,803	60,911

4.	Available-for-sale securities sold during the current consolidated fiscal year (from April 1, 2021 to March 31, 2022)

	Sale proceeds (millions of yen)	Total gain on sale (millions of yen)	Total loss on sale (millions of yen)
Shares	13,085	5,353	532
Bond certificates	28,299	45	79
Japanese government bonds	14,501	43	32
Local government bonds	－	－	－
Corporate bonds	13,798	2	47
Overseas bonds	9,790	4	12
Other	19,261	489	967
Total	70,436	5,891	1,590

5.	Securities subject to impairment

Among securities other than securities for sale (excluding shares, etc. without market prices and partnership contributions, etc.), if the market price of the relevant securities has fallen significantly compared to the acquisition cost and the market price is not expected to recover to the acquisition cost, the relevant market value is treated as the amount reported on the consolidated balance sheet and a valuation difference is treated as a loss for the current consolidated fiscal year ("impairment loss").

The amount of impairment loss for the current consolidated fiscal year is 72 million yen (of which, 64 million yen is for shares and 8 million is for corporate bonds).

In addition, the criteria used to determine that the market value has “fallen significantly” is that the market value has fallen by 30 percent or more compared to the acquisition cost.

Of these, all stocks with a decline rate of 50 percent or more are collectively booked as impairment losses, and for those with a decline rate of 30 percent or more but less than 50 percent, all impairment losses are recognized except for those that are deemed to have a possibility of recovery in the market price.

(Revenue Recognition-Related)

1.	Breakdown of revenue arising from contracts with customers (March 31, 2022)

(Unit: millions of yen)

	Reporting segment			Other	Total
	Banking business	Leasing Business	Total
Revenue from Service Transactions	6,809	425	7,235	874	8,109
Deposit and lending services	273	－	273	－	273
Exchange services	2,135	－	2,135	－	2,135
Agency services	4,297	－	4,297	－	4,297
Other	103	425	528	874	1,403
Other ordinary income	74	－	74	0	74
Ordinary income from contracts with customers	6,884	425	7,309	874	8,184
Ordinary income other than the above	40,457	7,352	47,809	118	47,928
Ordinary income in relation to external customers	47,341	7,778	55,119	992	56,112

(Note)	1. The respective ordinary income is listed instead of sales as for general companies.
2. The "other" category is a business segment that is not included in a reporting segment, namely the credit card business, administrative agency business, computer-based business processing, etc., and the business of forming and operating investment limited partnerships, etc.

2.	Information that serves as the basis for understanding the revenue arising from contracts with customers

Of the revenues from service transactions, etc. in the banking business described in the above breakdown information, the main revenues are loan-related fees from deposit and lending services, domestic and foreign exchange fees from exchange services, and account transfer fees and deposited asset fees from agency services, and revenue is recognized on the basis of performance completion at the time of provision of the services.

(Stock Options, etc.-Related)

1.	The amount reported as expenses and account title for the current consolidated fiscal year pertaining to stock options

General and administrative expenses: 25,000,000 yen

2.	Stock option details, scope, and changes
(1)	Stock option details
	Series 1 rights to subscribe for new shares	Series 2 rights to subscribe for new shares
Classification and number of people subject to grant	13 directors of the Bank (excluding outside directors)	13 directors of the Bank (excluding outside directors)
Number of stock options by class of share (Note)	13,000 shares of common stock of the Bank	12,200 shares of common stock of the Bank
Grant date	July 20, 2012	July 19, 2013
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 21, 2012 – July 20, 2042	July 20, 2013 – July 19, 2043
	Series 3 rights to subscribe for new shares	Series 4 rights to subscribe for new shares
Classification and number of people subject to grant	13 directors of the Bank (excluding outside directors)	13 directors of the Bank (excluding outside directors)
Number of stock options by class of share (Note)	9,100 shares of common stock of the Bank	7,100 shares of common stock of the Bank
Grant date	July 25, 2014	July 24, 2015
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 26, 2014 – July 25, 2044	July 25, 2015 – July 24, 2045
	Series 5 rights to subscribe for new shares	Series 6 rights to subscribe for new shares
Classification and number of people subject to grant	13 directors of the Bank (excluding directors who are Audit Committee members and outside directors)	11 directors of the Bank (excluding directors who are Audit Committee members and outside directors)
Number of stock options by class of share (Note)	10,600 shares of common stock of the Bank	7,400 shares of common stock of the Bank
Grant date	July 22, 2016	July 21, 2017
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 23, 2016 – July 22, 2046	July 22, 2017 – July 21, 2047

	Series 7 rights to subscribe for new shares	Series 8 rights to subscribe for new shares
Classification and number of people subject to grant	9 directors of the Bank (excluding directors who are Audit Committee members and outside directors)	7 directors of the Bank (excluding directors who are Audit Committee members and outside directors)
Number of stock options by class of share (Note)	7,700 shares of common stock of the Bank	9,500 shares of common stock of the Bank
Grant date	July 20, 2018	July 19, 2019
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 21, 2018 – July 20, 2048	July 20, 2019 – July 19, 2049
	Series 9 rights to subscribe for new shares	Series 10 rights to subscribe for new shares
Classification and number of people subject to grant	7 directors of the Bank (excluding directors who are Audit Committee members and outside directors)	7 directors of the Bank (excluding directors who are Audit Committee members and outside directors)
Number of stock options by class of share (Note)	10,600 shares of common stock of the Bank	10,800 shares of common stock of the Bank
Grant date	July 22, 2020	July 21, 2021
Vesting conditions	No vesting conditions have been set.	No vesting conditions have been set.
Requisite service period	No requisite service period has been set.	No requisite service period has been set.
Exercise period	July 23, 2020 – July 22, 2050	July 22, 2021 – July 21, 2051

(Note)	Disclosed as equivalent number of shares

(2)	Scope of and changes in stock options

These disclosures cover the stock options that existed in the current consolidated fiscal year (ending March 2022), and state the number of stock options as the equivalent number of shares.

(i)	Number of stock options

	Series 1 rights to subscribe for new shares	Series 2 rights to subscribe for new shares	Series 3 rights to subscribe for new shares	Series 4 rights to subscribe for new shares	Series 5 rights to subscribe for new shares
Before vesting
End of preceding consolidated fiscal year	－	－	－	－	－
Granted	－	－	－	－	－
Canceled	－	－	－	－	－
Vested	－	－	－	－	－
Unvested	－	－	－	－	－
After vesting
End of preceding consolidated fiscal year	4,000 shares	6,900 shares	5,800 shares	6,100 shares	10,600 shares
Vested	－	－	－	－	－
Exercised rights	2,600 shares	2,900 shares	1,900 shares	2,300 shares	2,900 shares
Canceled	－	－	－	－	－
Unexercised rights	1,400 shares	4,000 shares	3,900 shares	3,800 shares	7,700 shares

	Series 6 rights to subscribe for new shares	Series 7 rights to subscribe for new shares	Series 8 rights to subscribe for new shares	Series 9 rights to subscribe for new shares	Series 10 rights to subscribe for new shares
Before vesting
End of preceding consolidated fiscal year	－	－	－	－	－
Granted	－	－	－	－	10,800 shares
Canceled	－	－	－	－	－
Vested	－	－	－	－	10,800 shares
Unvested	－	－	－	－	－
After vesting
End of preceding consolidated fiscal year	7,400 shares	7,700 shares	9,500 shares	10,600 shares	－
Vested	－	－	－	－	10,800 shares
Exercised rights	1,300 shares	100 shares	－	－	－
Canceled	－	－	－	－	－
Unexercised rights	6,100 shares	7,600 shares	9,500 shares	10,600 shares	10,800 shares

(ii)	Unit price information

	Series 1 rights to subscribe for new shares	Series 2 rights to subscribe for new shares	Series 3 rights to subscribe for new shares	Series 4 rights to subscribe for new shares	Series 5 rights to subscribe for new shares
Exercise Price	1 yen	1 yen	1 yen	1 yen	1 yen
Average share price upon exercise	2,848 yen	3,375 yen	3,831 yen	4,363 yen	4,566 yen
Fair unit value as of the grant date	3,645 yen	4,556 yen	4,959 yen	6,811 yen	4,466 yen

	Series 6 rights to subscribe for new shares	Series 7 rights to subscribe for new shares	Series 8 rights to subscribe for new shares	Series 9 rights to subscribe for new shares	Series 10 rights to subscribe for new shares
Exercise Price	1 yen	1 yen	1 yen	1 yen	1 yen
Average share price upon exercise	4,700 yen	4,700 yen	－	－	－
Fair unit value as of the grant date	6,004 yen	4,673 yen	3,523 yen	2,358 yen	2,367 yen

3.	Method of estimating fair unit value of stock options

The fair unit value for the Series 10 rights to subscribe for new shares granted in the current consolidated fiscal year is as follows.

(1)	Valuation method used: Black-Scholes model
(2)	Main basis figures and estimation method
Series 10 rights to subscribe for new shares
Share price volatility (Note 1)	30.666%
Expected remaining period (Note 2)	4.1 years
Forecasted dividend (Note 3)	120 yen/share
Risk-free interest rate (Note 4)	−0.152％

(Notes)	1. The calculation is based on the stock price performance for the period corresponding to the expected remaining period (from June 2017 to July 2021).
2. The expected remaining period is estimated as the difference between the average term of office of directors who have retired in the past 10 years and the average term of office of current incumbent directors.
3. This is the dividend performance for the fiscal year ending March 2021.
4. This is the yield of government bonds corresponding to the expected remaining term.

4.	Method of estimating the number of vesting stock options

Given the difficulty of forming reasonable estimates for the number of options to expire in the future, the estimate basically adopts the method of reflecting only the number of options that have expired in the past.

(Per-share information)

Amount of equity per share	21,811.72 yen
Net profit amount per share attributable to shareholders of the parent company	1,017.22 yen
Diluted net profit per share attributable to shareholders of the parent company	1,011.45 yen

(Significant post-balance sheet events)

Business Integration between the Bank and The Chukyo Bank, Limited.

The Aichi Bank, Ltd. (President: Yukinori Ito, hereinafter “Aichi Bank”) and The Chukyo Bank, Limited (President: Hideo Kobayashi, hereinafter “Chukyo Bank”, with both Aichi Bank and Chukyo Bank jointly referred to as the “Banks”), in accordance with a basic agreement (hereinafter the “Basic Agreement”) dated December 10, 2021, as a result of the Board of Directors meetings held at each Bank as of May 11, 2022, and assuming the approval of the Banks’ general meetings of shareholders, the acquisition of permission from relevant authorities, and MUFG Bank, Ltd. (hereinafter “MUFG Bank”) tendering all of its 8,534,385 Chukyo Bank Shares to the Treasury Stock Tender Offer (defined in 2. below), thereby legally completing the settlement of the Treasury Stock Tender Offer, the Banks have both resolved to form the “Aichi Financial Group, Inc.” (hereinafter the “Joint Holding Company”), which would function as the parent company to which the Banks will become wholly owned subsidiaries, via a joint share transfer method on October 3, 2022 (hereinafter the “Share Transfer”), on the overview of the Joint Holding Company, as well as on the terms and conditions of the Share Transfer. Both Banks have executed a business integration agreement (hereinafter the “Business Integration Agreement”), and jointly developed a share transfer plan as of the same day.

1.       Purpose of the Business Integration through the Share Transfer

(1)	Background and Purpose of the Business Integration

Aichi Bank and Chukyo Bank, as local financial institutions with their main branches located in Aichi Prefecture, which is a center for a variety of industries, have fulfilled their social missions and built solid operation bases with the support from local residents.

With recent changes in industrial structures and social environments nationwide such as environmental problems and the post-COVID-19 environment, in the Aichi Prefecture and the surrounding Tokai area in which the Banks operate (the “Region”), customer needs are becoming more sophisticated and diversified as the management issues of business customers and the lifestyles of individual customers change and the Banks believe they are at a turning point in terms of expanding their business opportunities with increased missions and roles as local financial institutions.

While the market is becoming increasingly competitive with new entrants in the financial area from different industries such as fintech companies, the Banks are required to develop new financial businesses that can be the primary source of revenue, not just as competitors of those new entrants, but by establishing business alliances that utilize their respective technologies and operating bases and by effectively taking advantage of deregulation under the Banking Act, thereby building a sustainable profit base and contributing to the local community as local financial institutions.

Being aware of such management environment and issues and continuing to respond to the expectations of local residents while the competition with other financial institutions including those in adjacent prefectures intensifies in the fertile market of the Region, which is expected to expand, the Banks decided that the best option to contribute to the development of their stakeholders is to utilize the management resources and strengths of the Banks that have built their operation bases in the Region over many years, achieve business integration between urban financial institutions, enhance their competitive edge by displaying an outstanding presence, and continue providing advanced financial services.

As they have already announced through the December 10, 2021 press release entitled “Notice Regarding Basic Agreement on Business Integration between The Aichi Bank, Ltd. and The Chukyo Bank, Limited,” both Banks have been advancing deliberations and considerations in anticipation of a business integration (hereinafter the "Business Integration"), which will proceed under a basic policy of the formation of a joint holding company, targeted for October 3, 2022, via the Share Transfer, and a future merger of both Banks under the Joint Holding Company, and as of May 11, 2022 the Banks have reached a definitive agreement regarding this Business Integration.

(2)	Method of the Share Transfer and Details of Allotment in the Share Transfer
(i)	Method of the Share Transfer

The Share Transfer be a joint share transfer, under which the Banks will become wholly-owned subsidiaries of the Joint Holding Company to be incorporated following the share transfer, and the Joint Holding Company will become the wholly-owning parent company of the Banks.

(ii)       Details of Allocation Pertaining to the Share Transfer (“Share Transfer Ratio”)

Company Name	Aichi Bank	Chukyo Bank
Share transfer ratio	3.33	1

(Note 1) Share allocation ratio

For every common share of Aichi Bank, 3.33 common shares of the Joint Holding Company shall be allocated, and for every common share of Chukyo Bank, 1 common share of the Joint Holding Company shall be allocated. The share unit of the Joint Holding Company is planned to be 100 shares.

If, as a result of the Share Transfer, shareholders of either Bank must be granted fractions of a share that do not amount to one common share of the Joint Holding Company, in accordance with Article 234 of the Companies Act and other related laws and regulations, shareholders shall be paid an amount equivalent to the value of such fractional shares amounting to less than one share.

The above share transfer ratio may change by mutual agreement of the Banks following the execution of the Business Integration Agreement, but before the effective date of the Share Transfer, if an event is newly discovered or occurs that may have a significant impact on the share transfer ratio.

(Note 2) Number of new shares to be delivered by the Joint Holding Company (planned)

Common stock: 49,094,859 shares

The above values were calculated based on the total number of common shares issued by Aichi Bank as of March 31, 2022 (10,943,240 shares), as well as the total number of common shares issued by Chukyo Bank as of March 31, 2022 (21,780,058 shares). However, taking into consideration the fact that Chukyo Bank is planning to acquire as treasury stock the 8,534,385 common shares owned by MUFG Bank via the Treasury Stock Tender Offer, and that the Joint Holding Company is to cancel all treasury stock owned by either Bank just before the Joint Holding Company is to acquire all of the issued shares for both Banks (hereinafter the “Basis Period”), the amount of treasury stock for Aichi Bank as of March 31, 2022 (176,172 shares), the amount of treasury stock for Chukyo Bank as of March 31, 2022 (5,150 shares), as well as the 8,534,385 common shares of Chukyo Bank owned by MUFG Bank that Chukyo Bank plans to acquire via the Treasury Stock Tender Offer, have been excluded from being subject to the new share delivery in the calculation above. Note that, if as a result of the Treasury Stock Tender Offer, shareholders of either Aichi Bank or Chukyo Bank exercise their rights to request purchases of shares, or some other event arises before the Basis Period that changes the amount of treasury stock applicable to either Bank as of March 31, 2022, this may change the number of new shares delivered by the Joint Holding Company.

(Note 3) Handling of shares constituting less than one unit

Shareholders of either Bank who are to receive allocations through the Share Transfer amounting to less than one unit (100 shares) of the common shares of the Joint Holding Company (hereinafter "Fractional Shares") may not sell their Fractional Shares on the Tokyo Stock Exchange, Inc. (the “Tokyo Stock Exchange”), the Nagoya Stock Exchange, Inc. (the “Nagoya Stock Exchange”), or any other financial instruments exchange. Shareholders who hold such Fractional Shares may, in accordance with the provisions of Article 192(1) of the Companies Act, demand that the Joint Holding Company purchase such Fractional Shares. Furthermore, in accordance with the provisions of Article 194(1) of the Companies Act, and the articles of incorporation of the Joint Holding Company, the Banks plan to enable shareholders to demand that the Joint Holding Company sell to them fractional shares of the Joint Holding Company equivalent to those fractional shares said shareholders already possess.

(3)       Handling of rights to subscribe for new shares and bonds with rights to subscribe for new shares in conjunction with the Share Transfer

With respect to any rights to subscribe for new shares issued by Aichi Bank and Chukyo Bank, at the time of the Share Transfer, parties with rights to subscribe for new shares for either Bank will be allocated rights to subscribe for new shares applicable to the Joint Holding Company in accordance with the details of such rights and the share transfer ratio, and in accordance with the rights to subscribe for new shares applicable at the Basis Period. Neither of the Banks has issued bonds with rights to subscribe for new shares.

2.       Schedule of the Share Transfer

Friday, December 10, 2021	Execution of the Basic Agreement (Both Banks)
Wednesday, March 2, 2022	Receipt of notice by the FTC that no cease and desist order will be issued
Thursday, March 31, 2022	Record date of the annual shareholders’ meetings (Both Banks)
Wednesday, May 11, 2022

Board of directors meetings resolutions regarding the execution of the Business Integration Agreement, and the execution of the Business Integration Agreement (Both Banks)

Board of directors meetings resolutions regarding the development of the Share Transfer plan, and the development of the Share Transfer plan (Both Banks)

Board of directors meeting resolution regarding the execution of the Treasury Stock Tender Offer Application Agreement, and execution of the Treasury Stock Tender Offer Application Agreement (Chukyo Bank)

Friday, June 24, 2022 (Planned)	Holding of annual general meetings of shareholders (adoption of resolution approving the Share Transfer Plan) (Both Banks)
Thursday, September 29, 2022 (Planned)	Tokyo Stock Exchange and Nagoya Stock Exchange de-listing date (Both Banks)
Before Friday, September 30, 2022 (Planned)	Start date of Treasury Stock Tender Offer settlement
Friday, September 30, 2022 (Planned)	Record date of interim dividend for both Banks (including Special Dividend by Chukyo Bank)
Monday, October 3, 2022 (Planned)	Formation date of the Joint Holding Company (effective date of the Share Transfer) Share listing date of the Joint Holding Company
(Note)	The above schedule may be changed upon consultation between the Banks where necessary in the course of moving towards the Share Transfer or for other reasons.

3.       5. Overview of the Companies Involved in the Share Transfer (as of the end of March 2022)

Name	The Aichi Bank, Ltd.	The Chukyo Bank, Limited
Location	14-12 Sakae 3-chome, Naka-ku, Nagoya	33-13 Sakae 3-chome, Naka-ku, Nagoya
Job title and name of representative	Yukinori Ito, President	Hideo Kobayashi, President
Description of business	Banking business	Banking business
Amount of stated capital	18 billion yen	31.8 billion yen
Date of establishment	May 15, 1944	February 10, 1943
Total number of issued shares	Common stock: 10,943,240 shares	Common stock: 21,780,058 shares
Settlement Term	March 31	March 31

4.       Company to be newly founded through the Share Transfer

Trade Name	Aichi Financial Group, Inc. (English: Aichi Financial Group, Inc.)
Location of headquarters	14-12 Sakae 3-chome, Naka-ku, Nagoya, Aichi
Functional location of principal headquarters	14-12 Sakae 3-chome, Naka-ku, Nagoya, Aichi
Amount of stated capital	20,000 million yen
Settlement Term	March 31

5.       Overview of Accounting Processing Associated with the Share Transfer

The accounting processing associated with the Share Transfer corresponds to an acquisition under accounting standards for business combinations, and the application of the purchase method is anticipated. Furthermore, the amount of goodwill (or negative goodwill) that may arise from the Share Transfer is undetermined at this stage.

[Reference Documents for the General Meeting of Shareholders] (regarding Proposal 2)

The following matters from Proposal 2 “Approval of Share Transfer Plan With The Chukyo Bank, Limited.”

・ Matters regarding The Chukyo Bank, Limited. Rights to Subscribe for New Shares and Systems to Ensure Proper Business Activities by The Chukyo Bank, Limited.

・ Statement of Changes in Equity of The Chukyo Bank, Limited.

・ Notes to the Non-Consolidated Financial Statements of The Chukyo Bank, Limited.

・ Consolidated Statement of Changes in Equity of The Chukyo Bank, Limited.

・ Notes to the Consolidated Financial Statements of The Chukyo Bank, Limited.

(from April 1, 2021 to March 31, 2022)

(Note) “the Bank” used in above documents refers to Chukyo Bank.